Diamond Drill Report

-on the-

Picale Property

Baja California Norte IOCG Project

(Alisitos Project)

Baja California Norte, Mexico

For:

Cardero Resource Corp.

1901-1177 West Hastings St.

Vancouver, B.C.

V6E 2K3

By:

G. D. Belik, P.Geo.

January 5, 2007

Table of Contents

Summary

Introduction and Terms of Reference

Disclaimer

Property Descriptions and Location

Environment and Permitting

Accessibility, Climate, Local Resources, Infrastructure and Physiography

History

Geological Setting

Deposit Type

Mineralization and Alteration

Exploration

Drilling

Sampling Method and Approach

Sample Preparation, Analysis and Security

Data Verification

Interpretation and Conclusions

Recommendations

References

Appendix A:

Writer’s Certificate

Appendix B:

Drill Logs

List of Maps:

Figure 1

Location Map

Figure 2

   Claim Concession Map

Figure 3

Compilation Plan – Picale Prospect (1:12,000)

Tables:

Table 1.

Drill Hole Summary of Manto Intercepts,

Picale Property, Holes PC-1 to PC-25

 Summary

This report provides details on the results of a diamond drill program carried out by Cardero Resource Corp. on the Picale Property, Baja, Mexico, between February 15 and September 13, 2006.  The Picale Property is one of several properties located in central Baja California Norte that have been explored jointly by Cardero and Anglo American Exploration (Canada) Ltd. over the past several years for there IOCG potential.  Collectively the properties are referred to as the Baja California Norte (Alisitos) IOCG Project, a joint venture between Anglo America and Cardero.  In June 2006, Anglo terminated the joint venture agreement with Cardero and transferred all mineral rights and agreements held by the joint venture to Cardero.

The Picale property is comprised of the Picale, Yecencia and Yecencia 2 mineral concessions which were acquired by the joint venture in 2003 through an option agreement with a third party (Anglo-Flores Agreement).  The rights and obligations under this option agreement were assigned to Cardero when Anglo terminated the joint venture with Cardero in June 2006. Upon completion of the 2006 drill program, Cardero terminated the Flores option agreement.  Cardero does not currently hold any rights or interest in the Picale property.

U. S. A.
MEXICO
Hermosillo
Mexico City
PACIFIC OCEAN
GULF OF MEXICO
SAN DIEGO
TIJUANA
MEXICALI
ENSENADA
BAJA CALIFORNIA NORTE
SAN FELIPE
MAIN ALISITOS PROPERTY
Cabo San Quintin
EL ROSARIO
CATAVIÑA
Bahia San Luis Gonzaga
San Francisquito
GUERRERO NEGRO
33°
32°
31°
30°
29°
28°00'
117°
116°
115°
114°
CARDERO RESOURCE CORP.
LOCATION MAP
MAIN ALISITOS PROPERTY
BAJA CALIFORNIA NORTE
MEXICO
TECH WORK BY: ANGLO-AMERICAN
SCALE: As shown
DRAWN BY: JMD / KK
DATE: MARCH, 2004
APPROVED BY: JM DAWSON, P.ENG.
DWG NO.: 696B-04-1

Fig.1.  Location Map of the Baja California Norte IOCG Project (Alisitos Property), Mexico.

The center of the Alisitos project area is situated near the center of Baja California Norte, Mexico, approximately 330 kilometers south of the US border and the city of Tijuana (Fig. 1).

The project area is predominantly underlain by bimodal Arc-type volcanic rocks of the Cretaceous Alisitos Formation, intruded by large granitic masses of the Late Cretaceous Peninsular Batholith.  A large number of iron oxide +/- copper-gold occurrences are hosted within the Alisitos volcanics and associated sediments that exhibit geological characteristics and a metallogenic setting similar to the IOCG districts in northern Chile and southern Peru.  Mineralization in the Alisitos belt occurs as replacement mantos and complex, structurally controlled veins, stockwork zones and breccia bodies. The style of mineralization, apparent alteration assemblages (commonly multiple phases including strong potassic alteration zones) and lithogeochemistry (Cu-Au-Ag-Mo-Co-Ni-P-U-LREE) are similar to productive IOCG deposits elsewhere.

Cardero Resource Corp. initiated exploration work in the Baja region in early 2002. Work consisted of regional reconnaissance mapping of the Alisitos belt from the US border to Grero Negro, a distance of about 400 km, and detailed mapping and sampling on a number of prospective properties examined or acquired by Cardero within the belt (San Fernando, Picale, La Encantada, Santa Josefina, Santa Marta).   In late 2003, Anglo American Exploration (Canada) Ltd. entered into a Joint Venture Agreement with Cardero to further explore the district. During 2003 and 2004 Anglo American on behalf of the JV carried out an airborne magnetic-radiometric regional geochemical surveys and regional mapping followed by ground acquisition, detailed property mapping and ground geophysical surveys.

In 2005, the JV drilled three high priority targets (including Picale) defined by the earlier work.  In total 5201.15 meters of diamond drilling (19 holes) were completed in 2005.  Three holes, with a combined total of 423.98m, were drilled at Picale.

At Picale, iron-copper-gold mineralization occurs in a simple, thin, flat-lying bedding-conformable manto that has been traced intermittently over a strike length of more than 5.0 km. Mineralization replaces a distinctive, coarse volcaniclastic-limestone unit that is capped by fine-grained felsic tuffs and underlain by a distinctive, coarse, quartz (commonly blue)-feldspar crystal tuff.  Numerous historical workings (prospect pits, small adits and declines) occur along the trace of the manto horizon but all are shallow and extend only a few meters below the surface.  Surface sampling by Anglo and Cardero geologists along the trace of the zone returned values ranging from 1% to 4% copper and up to 2 g/T gold over widths of up to 4.0m.

The three holes drilled in 2005 provided a preliminary test of the down-dip extension of the manto horizon. The first two holes were collared near the leading edge of the manto and intersected mainly magnetite with low copper values.  The third hole (PC-3), which was collared 400m down dip from the leading edge of the manto, intersected semimassive to massive magnetite-sulphide grading 4.03% Cu and 0.4g/T gold over a true width of 6.52 meters.

Based on the encouraging results in drill hole PC-3, follow-up drilling was carried out at Picale in 2006. In total, 3,474.73 meters of NQ diamond drilling (22 holes) were completed during the 2006 campaign.  All holes hit the manto horizon over widths varying from 2.6m to 11.7m. Most contain significant magnetite mineralization, typically in semimassive to massive bands with leaner more weakly mineralized (Fe) intervals.  Alteration is fairly consistent from hole to hole with biotite typically well developed in the hanging wall and immediate footwall. Alteration associated with the manto consists primarily of actinolite-tremolite-epidote-biotite-albite-scapolite with lesser tourmaline, quartz, serpentine, chlorite, garnet, diopside and calcite.

The amount of sulphide (py-po-cpy) and cpy:py ratios are highly variable. Although a significant amount of cpy locally occurs in veins, veinlets and disseminations in the footwall (e.g. hole 24), copper mineralization is essentially confined to the manto horizon. Copper appears to be a relatively late magmatic phase (probably a Cu-enriched residual fluid). Distribution of Cu within the manto is probably of function of local host rock-fluid chemistry and available residual porosity.

Although the manto horizon is very continuous and predictable, copper grades are highly variable (trace to +10%) with poor hole-to-hole continuity. There appears to be a possible continuity of significant Cu mineralization between holes 3, 4, 7, 10, 11, 16 and 24 within a northwest-trending zone that may be up to 200m wide and 700m long (remains open to the northwest). Additional drilling would be required in order to establish the average grade, thickness and continuity within this zone.

The results of the 2006 drill program are largely inconclusive. The manto horizon appears to extend well beyond the area tested by drilling, however, evaluation of these areas will be more difficult and costly due to rougher terrain, inaccessibility and thicker cap rock. Although a number of the holes intersected significant copper mineralization over potentially mineable widths, most of the manto intercepts are either too low grade or narrow to be economically viable.  The apparent erratic nature of copper mineralization within the manto, which results in poor correlation of Cu grades from hole to hole, is also problematic.

Based on, for the most part, the disappointing results of the 2006 drill program, Cardero elected to terminate the option agreement with Flores and has relinquished all interest in the property.

Introduction and Terms of Reference

This report was prepared at the request of Cardero Resource Corp. and discusses the results of a drill program carried out on the Picale Property by Cardero between February 15, 2005 and September 13, 2006.  The author supervised the drill program and directed all aspects of the core handling, logging, sampling, security and shipping procedures during the program.

The report is based on a thorough review of all reports, data and maps pertaining to the property and a detailed examination of all drill core obtained during the program. The author was at the project site for a total of 25 days during the program (Feb 15-28, March 1-5, July 4-7 and Sept 12-13, 2006).

Disclaimer

The author has relied on information supplied by Cardero Resource Corp. concerning the status, ownership and location of the mineral titles comprising the project and status of agreements affecting the project but has not independently verified or attempted to verify the accuracy, completeness or authenticity of the information supplied and disclaims responsibility for such information.  The author is not aware, however, of any information that would lead him to believe that the claim information as presented is not accurate or is unreliable.

 Property Location and Description

The Picale property is located along the western side of the Baja Peninsula and is centered about 400 km south of the city of Tijuana.  The property is comprised of three main mineral concessions (two exploration concessions and one exploitation concession) totaling approximately 78,000 hectares (see Fig 2).  The mineral concessions were held through an option-purchase agreement with Sr. Frank Flores, a local claim holder. Upon completion of the 2006 drill program, the option agreement with Sr. Flores was terminated.

650000
700000
3350000
3300000
3250000
214111
El Castillo
El Aguajito
El Arenoso
212126
Cartabon
220577
MIN-OLYMPIC
21377
San Fernando
Puerto San Augustin
San Fernando
Ramona
Pintas
215231
Esmeralda
Picalo
Santa Catarina
Amargosa
Guayaquil Poniente
222236
Guayaquil
221273
Guayaquil Oriente
222222
El Cuervito
220578
223802
Legend
Settlement/Town
Roads
Claim Boundary
Kilometers
1:500,000
UTM Zone 12/NAD 27
Pacific Ocean

Fig 2 Claim Concession Map

In Mexico, exploration concessions have a 6-year term; thereafter an exploitation concession is required.  During the 6-year term one of the obligations is to carry out exploration work each year and submit reports in May of each year covering the previous years work.  “Rights payments” (taxes), are due in January and July of each year.  The amount of taxes and work required is determined by the size of the mineral concessions.  Cardero has completed enough work to satisfy the work obligations for all of 2006.

Environment and Permitting

There are a number of National and Natural parks along the Baja Peninsula.  The Picale property occurs within the boundaries of the Valle del los Cirios Natural Park which was set up to protect the Cirios cactus, a species unique to the central part of the Baja Peninsula.

Written approval was obtained from the Mexican authorities for the 2006 drill program at Picale. The guidelines and conditions set out in the approval were followed during all phases of the program.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Primary access to the Picale property is via the Peninsular Highway. About midway between the towns of El Rosario and Catavinia, a well-traveled gravel road is followed southerly towards the village of Santa Catarina (see Fig. 2) for a distance of about 30 km. From this point a secondary dirt road is followed westerly to the claim area.

The climate of this part of Baja California is hot and dry with semi-desert conditions.  Along the western side of the peninsula there is a significant moderating effect from the Pacific Ocean with cool breezes extending inland from the coast, particularly in the Spring and Fall. Temperatures commonly reach 40ºC inland during the summer months and drop down to slightly below freezing in the evenings during the winter.  Annual precipitation is less than 100 mm.

The region is sparsely populated with no electricity or support services.  The nearest towns with basic support facilities are El Rosario and San Quintin roughly 80 and 120 kilometers to the west respectively.

The property is located within the physiographic province of the Sierras de Baja California Norte. Topography is quite variable in the region, containing a mix of moderate elevation mountains and ridges interspersed with valleys and broad basinal areas. Elevations vary from roughly 2000 meters down to about 300 meters above mean sea level.

Vegetation consists of a wide variety of cactus and local concentrations of low brush and palo verde trees along some of the dry watercourses.  Locally there are springs in these dry riverbeds and a number of wells access a well-define regional aquifer.

History

There is very little recorded history of mining or mineral exploration in this part of Mexico.  Various publications of the Consejo de Recursos Minerales make passing references to work carried out by government or major companies.  The United Nations and the Consejo worked in this part of Mexico in the 1950’s and 1960’s evaluating the iron potential of the region.

At Picale, there are numerous old exploration pits, small adits and small declines present along the surface trace of the main manto. There is little documentation of this early work but it appears to have been largely carried out in the early to mid 1900’s.  The work appears to have been very limited in scope with no evidence of any significant production.

Geological Setting

The northern half of the Baja Peninsula is underlain by sedimentary and volcanic rocks of Paleozoic to Recent age.  An older metamorphic basement composed of schist, gneiss, quartzite and slate is unconformable overlain by an arc-type volcanic sequence of the Cretaceous Alisitos Formation.  Initial volcanism consisted of intermediate flows and pyroclastic units with thin intercalated sedimentary beds that were deposited in a shallow marine archipelago extending along the axis of the Baja peninsula.  This was followed by a period of uplift and extension along the backside of the arc, along the continental margin, caused by downward compression along the subducting plate.  Extension was accompanied by a period of extensive felsic volcanism that occurred within and peripheral to a series of grabens and caldera complexes that formed along the extending margin.  Felsic volcanism appears to have been largely subaerial with probable local shallow marine embayments.  Grabens were unfilled with lahar, coarse volcanic breccias, volcaniclastics, felsic tuffs and intermediate lavas.  Felsic volcanic units consist of thick-bedded, fine-grained crystal tuffs and densely welded ignimbrite with local lithic tuff, flow breccia and lapilli tuff.

Granitic rocks of the Late Cretaceous, Peninsular Range Batholith underlie large tracts of northern Baja California.  Several phases are present, which include an early mafic diorite-diorite phase and later diorite, granodiorite to quartz diorite and quartz monzonite phases.

Numerous dykes and small plugs of siliceous felsite cut the Peninsular Intrusives and older units. Two ages appear to be present – an older, subvolcanic member of the Alisitos Formation and a younger, late stage member of the Peninsular Range Batholith.

Flat-lying, recessive weathering, shallow-marine sediments of Late Cretaceous age (Rosario Formation) unconformably overlie rocks of the Peninsular Range Batholith and older units.  The basal unit commonly consists of coarse polymictic conglomerate and sedimentary breccia that is overlain by a thick section of weakly consolidated sands and silts with abundant shell fragments and thin interbeds of biomicrite.  In many areas the Rosario Formation is completely eroded away but in some sections, particularly along the coastal region, large tracts remain.

The Picale area lies west of a large hornblende granodiorite complex and is comprised of a gently north-dipping sequence of felsic to intermediate pyroclastic flows. A lower, intensely biotite-altered sedimentary-tuff horizon hosts skarn and manto-style Fe-Cu-Au mineralization over a strike length of more than 5 km.

Deposit Type

Mineral occurrences at Picale and the surrounding region have many of the defining characteristics of the iron oxide-copper-gold (IOCG) class of deposits.  Salient features include:

1.

Iron oxides (hematite and magnetite or martite after magnetite) and copper sulphides (cpy +/- bornite, chalcocite) are the principal ore-forming minerals.

2.

The main ore forming process is iron metasomatism by direct precipitation in veins or by in situ replacement.

3.

Deposits formed in a shallow crustal environment.

4.

Deposits occur as both concordant and discordant bodies.

5.

There is evidence of strong structural control in both concordant and discordant mineral occurrences.

6.

Alteration minerals include Kspar, biotite, tremolite, actinolite, albite, scapolite, apatite, chlorite, epidote, calcite, quartz and tourmaline.

7.

Alteration zonation is generally apparent with an inner potassic-sodic core (Kspar-biotite-albite +/-tourmaline), an intermediated calcic-sodic zone (albite-scapolite-actinolite-ep-chlorite) and an outer propylitic zone (chl-ep-calcite).

8.

Larger, stronger alteration systems are complex and often display multiple alteration events.

9.

There is a strong correlation between higher-grade copper mineralization and strong potassic alteration.

IOCG’s are capable of forming in a broad range of geotectonic settings.  Based on the similarity of the Baja Belt to productive IOCG districts northern Chile and southern Peru, Anglo (Cruise et al, 2002, 2003) developed a practical exploration guide for the Baja region using the following key criteria.

  Major fault systems, as discerned on the LandSat imagery and regional magnetics, (Manto Verde type targets). Lower-order splays rather than the main breaks, and brittle rather than ductile zones would appear to be the preferred sites for mineralization.
  Permeable stratigraphic packages, especially volcaniclastic or pyroclastic units, appear to be preferred hosts for some large IOCG deposits (e.g. Candelaria-Punta del Cobre).  Mineralization within plutonic rocks or lava-dominated sequences is considered unlikely to attain appreciable size, however, its presence may provide a good indicator for mineralization in the contiguous host rocks should suitably receptive units occur (e.g. Hercules Colosso, San Jose, Providencia).
  Marked permeability contrasts may also be conducive to large copper-gold concentrations of IOCG type.  In this context, the limestone units mapped within the Alisitos Group are of particular interest, potentially acting as either hosts or aquitards.
  Large IOCG systems occur as integral components of extensive (several km2) alteration zones, generally comprising largely indistinguishable contact-metamorphic (hornfelsing) and metasomatic effects.  Pervasive biotization of basaltic or andesitic volcanic and volcaniclastic rocks, along with irregular additions of actinolite, epidote, magnetite and/or specularite, and skarnification of carbonate units are typical effects

In shallow, specularite-dominated IOCG systems, coarse-grained calcite veins may provide an indicator to concealed copper-gold mineralization in underlying faults or stratigraphic horizons.

Mineralization and Alteration

A geological plan of the Picale area and drill hole locations is shown in Fig. 3.  The main mineralized feature is a thin, flat-lying Fe-Cu-Au manto that has been traced intermittently over a strike length of more than 5.0 km. Surface exposures are highly oxidized, commonly consisting of a mixture of secondary copper oxides, limonite and martite in a gangue of mainly

Fig No.3
(Drawn Jan 2006)
(Revised: July 2006, Jan 2007)
Colluvium and alluvial stream deposits.
Layered Rocks
Cretaceous
Alisitos Fm:
Feldspar and quartz-feldspar crystal tuff. Commonly with a welded eutaxitic texture. Local flamme.
Pale creamy colored, pervasive clay-sericite-specularite altered ash tuff.
Dark gray to black, biotite-rich mixed lapilli-crystal-ash-muddy tuff unit. Lower horizon includes interbedded volcaniclastic sediments and limestone.
Quartz-feldspar crystal tuff.
Limestone.
Intrusive Rocks
Upper Cretaceous
Coastal Batholith:
Sheared granodiorite; zones of ductile deformation.
Secondary Drill Road.
Fault.
Bedding.
Cu-Fe Manto Mineralization.
Drill Hole Location.
METERS
Scale 1:12,000
Geology modified after S. Bona, 2004
CARDERO RESOURCE CORP.
Picale Prospect
Baja California Norte
MEXICO
Compilation Map
3302500 N
3302000 N
3301500 N
3300500 N
3300000 N
679000 E
679500 E
680000 E
680500 E
681000 E
682000 E
PC-25
PC-08 (-70)
PC-24
PC-23
PC-17
PC-16
PC-14
PC-01 (-60)
PC-15
PC-18
PC-06
PC-12
PC-07
PC-13
PC-11
PC-03
PC-10
PC-09
PC-19
PC-05
PC-04
PC-02 (-60)
PC-20
PC-21 (-70)
PC-22 (-70)

actinolite +/- quartz.  Surface samples from areas containing conspicuous copper oxides returned values ranging from 1% to 4% copper and up to 2g/T gold.

In drill core, mineralization consists of crudely banded semi-massive to massive magnetite-chalcopyrite-pyrite.  Gangue minerals consist of mainly actinolite-tremolite, biotite, scapolite, albite, calcite, quartz and chlorite with occasional garnet, diopside, serpentine and tourmaline.  The immediate footwall and hanging wall are generally intensely biotized (totally texture-destructive). Below this, the footwall consists of quartz-feldspar crystal tuff with fine secondary biotite; secondary Kspar and albite cutting and replacing biotite occur in bleached patches and halos adjacent to some fractures.  A thick (locally +30m) section of strongly biotized pebbly wacke and volcanic wacke typically overlies the manto. The manto and associated sediments are capped by a tight, impervious welded tuff unit with fine-grained secondary biotite present in irregular patches, fractures, and seams.

The amount of sulphide (py-po-cpy) and cpy:py ratios in the manto are highly variable. Although a significant amount of cpy locally occurs in veins, veinlets and disseminations in the footwall (e.g. hole 24), copper mineralization is essentially confined to the manto horizon. Copper appears to be a relatively late magmatic phase (probably a Cu-enriched residual fluid). Distribution of Cu within the manto is probably of function of local host rock-fluid chemistry and available residual porosity.

Although the manto horizon is very continuous and predictable, copper grades are highly variable (trace to +10%) with poor hole-to-hole continuity. There appears to be a possible continuity of significant Cu mineralization between holes 3, 4, 7, 10, 11, 16 and 24 within a northwest-trending zone that may be up to 200m wide and 700m long (remains open to the northwest). Additional drilling would be required in order to establish the average grade, thickness and continuity within this zone.

Exploration

Exploration work completed on the Picale property in 2006 consisted of about 15 line-km of 3D IP-Resistivety and 3,474.73 meters of diamond drilling in 22 bore holes. Earlier work consisted of surface mapping and sampling (2003, 2004) and diamond drilling (3 holes-423.98 meters in 2005), which are summarized in reports by Belik (May 5, 2003; Jan 26, 2006), Cruise et al (Feb 9, 2004) and Enns (Dec, 2004).

The 3D IP survey was carried out over an area measuring about 1.0 km north-south by 1.5 km east-west and was successful in tracing the manto horizon although it was unable to distinguish between barren magnetite and sulphide-rich sections.  The survey indicates a fairly uniform tabular body dipping about 10° north.  The target horizon appears to remain open down dip and along strike in both directions.

Drilling

The drill program was contacted to Britton Bros., based out of Hermosillo, Mexico.  A skid-mounted Longyear 38 drill rig with NQ wireline equipment was utilized.  Drilling commenced on February 15, 2006 and was completed on August 31, 2006.  The particulars of the holes are as follows:

Hole No.	Easting*	Northing*	Elev (Approx)	Dip	Azimuth	Depth( m)
PC-01 (2005)	681145	3301479	508	-50º	110º	206.35
PC-02 (2005)	680576	3300980	485	-60º	180º	121.01
PC-03 (2005)	680577	3301184	483	-90º		96.62
PC-04	680676	3301083	489	-90°		50.90
PC-05	680479	3301092	490	-90°		69.19
PC-06	680472	3301285	497	-90°		121.01
PC-07	680667	3301286	490	-90°		111.86
PC-08	680594	3301825	516	-70°	360°	300.84
PC-09	680771	3301175	509	-90°		56.39
PC-10	680665	3301183	510	-90°		145.39
PC-11	680473	3301179	494	-90°		96.62
PC-12	680568	3301283	498	-90°		111.86
PC-13	680771	3301285	507	-90°		108.81
PC-14	680669	3301485	500	-90°		151.49
PC-15	680773	3301381	504	-90°		145.39
PC-16	680470	3301479	497	-90°		221.59
PC-17	680270	3301475	539	-90°		255.12
PC-18	680279	3301278	516	-90°		148.44
PC-19	680272	3301078	511	-90°		78.33
PC-20	680284	3300889	505	-90°		69.19
PC-21	680286	3300625	514	-70°	180°	60.05
PC-22	679864	3300576	532	-70°	170°	111.86
PC-23	680476	3301680	516	-90°		258.47
PC-24	680276	3301701	514	-90°		294.74
PC-25	680376	3301839	543	-90°		297.79
					Sub Total 2006	3,474.73
					Sub Total 2005	423.98
					Cumulative	3,898.71

*NAD 27 datum

During the drill program the crew stayed in a camp near El Progreso, a small truck stop located on the Coastal Highway about midway between El Rosario and Catavinia. The drill operated 24 hours per day in two 12-hour shifts, each consisting of one driller and one helper.  Drill core was trucked at the end of each shift to a secure site for future logging and sampling.

Twenty-two holes were drilled at Picale in 2006. Most of the drilling tested the main manto centered on hole PC-3 over an area of about 600 m east-west by 1000 m north-south at a spacing of 100 to 250 meters.  One holes (PC-22) tested the near-surface leading edge of the manto, 500 meters to the east.

A general summary of the results of the drilling is tabulated in Table 1.   Detailed drill logs for all of the holes are provided in Appendix B.

Sampling Method and Approach

Drill core was logged and split at a secure site at the camp.  The core was first washed and then measured, logged and photographed.  Sample intervals were marked off on the core and along the edges of the core boxes using an indelible-ink, felt-tipped pen.  After sample intervals had been assigned, the core was split in half longitudinally with a rock saw.  Care was taken to clean the saws between samples.  After splitting, one half of the sample was placed in a plastic sample bag along with a numbered sample tag.  The other half of the sample was returned to the core box for future reference.

All samples collected were submitted for gold and multi-element ICP analyses.

Table 1

No.	Loc (Nad 27)	Elev (m)	Manto Top	T(m)	Magnetite	Py/Po-Cpy	Accessory Minerals	Cu Intervals (>1.0%)
01	681145E 3301479N	508	162.85	3.27	Minor	disseminated py-cpy; narrow seams of cpy	bi, tr	163.53-164.5 (1.28%)
02	680576E 3300980N	489	20.5	5.60	disseminated to semimassive	5% to 10% py; minor cpy	act, chl, bi	
03	680577E 3301184N	489	58.0	5.05	semimassive	av 15% to 20% cpy-py-po	act-tr, scap, chl, ab, qtz	56.40-63.05 (4.03%)
04	680676E 3301083N	489	29.57	5.43	generally minor	disseminated with lenses of massive cpy-py-po	tr, qtz, tour, bi, serp	29.57-32.10 (10.12%) 34.25-34.85 (1.37%)
05	680479E 3301092N	490	47.85	12.15	disseminated with semimassive to massive bands.	dissem with semi-massive cpy-po-py lens.	tr-act, serp, bi, chl, cal	60.37-60.85 (4.54%)
06	680472E 3301285N	497	89.73	1.07	semimassive to massive	2%-30% py-cpy	chl, carb, act, bi	89.96-90.80 (2.89%)
07	680667E 3301286N	490	66.25	9.95	bands of semi-massive to massive	<1% to 20% py-cpy	act-tr, chl, bi, cal	13.45-14.50 (1.46%) 66.40-76.20 (1.81%)
08	680594E 3301825N	516	242.3	7.2	semimassive to massive intervals.	variable py (tr to 30%) minor cpy	qtz, ab, chl, act, garnet, diopside.	
09	680771E 3301175N	509	62.83	8.72	semimassive intervals.	trace to +7% py; generally minor cpy.	tr-act, bi, serp, chl, tour	
10	680665E 3301183N	510	77.0	8.4	variable; semi-massive intervals	variable; 2-10% cpy = py +/- cpy pseudo act	act-tr, chl, serp ep, cal, garnet, scap bi	77.03-79.50 (1.00%) 81.36-82.80 (1.09%)

No.	Loc (Nad 27)	Elev (m)	Manto Top	T(m)	Magnetite	Py/Po-Cpy	Accessory Minerals	Cu Intervals (>1.0%)
11	680473E 3301179N	494	71.6	6.33	76.4-77.75 semi-massive	variable; 72.7-73.87 semimassive py≥cpy	act-tr, bi, +/- cal	72.88-76.75 (1.70%)
12	680568E 3301283N	498	85.35	11.15	92.35-93.2 massive semimassive 93.95-96.5 semi massive; ep-rich sections w spec hem.	generally minor.	act-tr, serp, ep, k-spar, bi	
13	680771E 3301285N	507	84.45	8.65	84.45-90.55 semi massive 90.55-93.1: 15%	84.45-90.55: <1% 90.55-93.1: 4%-5% py:cpy ≈ 6:4	act-tr, scap, cal, chl +/- ep, tour	91.00-92.00 (1.35%)
14	680669 3301485	500	130.0	7.1	130.0-135.35 massive semimassive 135.35-137.1: 5%	130.0-135.35: 2-3% py, loc cpy py>cpy	act, cal, bi	
15	680773 3301381	504	106.8	2.6	weakly mineralized 107.4-109.15 white limestone-marble	2%-3% py in FW HW	diopside, tr, ep, garnet	
16	680470 3301479	525	159.45	11.7	generally semimass to massive	variable; 162.0-167.35: 10%-15% sulph; py≅cpy	act-tr, ab, ep, cal serp, scap	162.00-166.50 (1.63%)
17	680270 3301475	539	201.9	7.5	mainly semimassive to massive	3%-7% coarse diss py, generally minor cpy.	act, serp, qtz, scap chl, tour	
18	680279E 3301278N	516	136.5	8.1	disseminated	disseminated py; minor cpy	act, ab	
19	680272E 3301078N	511	65.9	0.9	semimassive	disseminated py-cpy	act	
20	680284E 3300889N	505	50.8	0.8	semimassive	minor py-cpy	act

No.	Loc (Nad 27)	Elev (m)	Manto Top	T(m)	Magnetite	Py/Po-Cpy	Accessory Minerals	Cu Intervals (>1.0%)
21	680286E 3300625N	514	Collared below main manto horizon.					
22	679864E 3300576N	532	29.5	7.0	minor disseminated	disseminated py	bi	
23	680476E 3301680N	516	215.91	7.09	semimassive to massive	disseminated py; minor cpy	act	footwall vein zone: 229.85-235.00 (2.24%) 240.96-242.79 (1.60%)
24	680276E 3301701N	514	242.49	5.66	semimassive	15% to 20% py; 2% to 4% cpy	tr-act, +/- bi	242.49-243.91 (1.40%)
25	680376E 3301839N	543	251.76	10.37	disseminated to semimassive	2% to 20% dissem py: 1% to 3% cpy	tr-act, bi, phlogopite

Sample Preparation, Analyses and Security

Care was taken to ensure the integrity and security of each sample.   All samples were packed in large fiberglass rice sacks (about 4 samples per sack) that were taped shut and “locked” with individually numbered security tags.  The contents of each sack along with the corresponding security tag number were recorded for future reference.

Samples were driven by truck directly to the ALS Chemex lab in Hermosilla.  The Hermosillo lab handled the sample preparation. Pulps were shipped to the ALS Chemex lab in Vancouver, B.C. for gold and multi-element ICP analyses.

ALS Chemex laboratories have a quality assurance program that operates according to the International Standards Organization (IOS) guidelines. Each laboratory employs a comprehensive quality control program covering both sample preparation and analysis with regular internal audits undertaken to ensure compliance with documentation procedures required by the IOS.

Gold analyses were determined by Fire Assay with an AA (atomic absorption spectrometry) finish from a 50 g sample.  For the ICP work, a standard 34-element package (ME-ICP41) was used;  this analytical procedure uses aqua-regia acid digestion with an IPC-AES determination. Samples that returned over limit copper values (+10,000 ppm) were rerun using a copper-specific assay technique (Cu AA46).

Data Verification

All of the assay data was checked against field notes and drill logs to ensure that there were no unusual inconsistencies between the reported results and field observations.

Laboratory standards are run routinely by ALS Chemex to ensure quality control and lack of contamination.  In addition Cu-Au standards and blanks (barren granite collected at a site near the project) were submitted at random intervals from each hole. There was very close comparison between all of the standards submitted and the results received from Chemex.  The blanks all returned uniformly low values for Cu and gold.

The author directly supervised and set up the sampling and handling procedures of the core samples, blanks and standards submitted for assay and is confident in the adequacy of the sample preparation, security and analytical procedures that have been carried out during the program.

Interpretation and Conclusions

The results of the 2006 drill program are largely inconclusive. The manto horizon appears to extend well beyond the area tested by drilling, however, evaluation of these areas will be more difficult and costly due to rougher terrain, inaccessibility and thicker cap rock. Although a number of the holes intersected significant copper mineralization over potentially mineable widths, most of the manto intercepts are either too low grade or narrow to be economically viable.  The apparent erratic nature of copper mineralization within the manto, which results in poor correlation of Cu grades from hole to hole, is also problematic.

Recommendations.

Based, for the most part, on the disappointing results of the 2006 drill program, no further work was recommended for the Picale property.  Subsequently, Cardero elected to terminate the option agreement with Flores and has relinquished all interest in the property.

                                                                                                  Jan 5, 2007

References

Belik, G.D. (2006);

Diamond Drill Report on the Baja California Norte IOCG Project (San Fernando, Picale and Amargosa Properties) Baja California Norte, Mexico; private company report.

Belik, G.D. (2003);

Geological Report on the San Fernando Property, State of Baja California, Mexico; private company report.

Belik, G.D. (2000);

Summary Report on the Alisitos Project, Baja California Norte; private company report.

Cruise, M. et al (2004)

Annual Report on Exploration Activities, Project 2384.

Anglo American company report.

Enns, S (2004)

2004 Final Report, Geological Mapping in the Amargosa-La Fortuna Region, Baja California, Mexico; private company report.

Hitzman, M. H. &

A model for the Origin of Olympic Dam-type deposits;

Oreskes, N. (1993)

GAC Special Paper 40.

Hitzman M.H. &

Logging and Petrography of Drill Core From Cardero Resources’

Lopez G. (2005)

San Fernando Prospect;. private company report.

Rankin, L.R. (2005)

Structure of the San Fernando IOCG Prospect, Baja Mexico:

From Drill hole and Magnetic Data; private company report.

Sillitoe, Richard H. (2003)

Iron oxide-copper-gold deposits: an Andean view; published online;

Williams, Patrick J et al

Iron Oxide Copper-Gold Deposits:  Geology, Space-Time

(2005)

Distribution and Possible Mode of Origin:  in Economic Geology,

One Hundredth Anniversary Volume (1905-2005) pp 371-405.

                                                            Appendix A

                                                     Writer’s Certificate

      G.BELIK & ASSOCIATES

       4471 Furiak Road, Kamloops, B.C., Canada V2H 1L3

Tel: (250) 578-8371

Fax: (250) 578-8371

Email: gbelik@shaw.ca

       CERTIFICATE of AUTHOR

      I, Gary D. Belik, P.Geo. do hereby certify that:

1.

I am currently self employed as a geological consultant (minerals) with my office located at:

4471 Furiak Road

Kamloops, B.C., Canada

V2H 1L3

2.

I graduated with a degree in Bachelor of Science in Geology (honours) from the University of British Columbia in 1970.  In addition, I have obtained a degree in Master of Science in Geology from the University of British Columbia in 1974.

3.

I am a Member of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada.

4.

I have worked as a geologist for a total of 36 years since my graduation from University.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.

I am responsible for the preparation of all sections of the technical report titled Diamond Drill Report on the Picale Property, Baja California Norte IOCG Project (Alisitos Project), Baja California Norte, Mexico and dated January 5, 2007 (the “Technical Report”) relating to the Picale property. I visited the Picale property for a total of 25 days between Feb 15, 2006 and Sept 13, 2006.

7.

I have not had prior involvement with the properties that are the subject of the Technical Report.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.

I am not independent of the issuer applying all of the tests in section 1.5 of National Instrument 43-101, by having stock options and an employment contract with Cardero Resource Corp.

10.

I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

11.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated this 5th Day of January 2007.

Seal

                                                        Appendix B

                                            Drill Logs

05PC-1

1

CARDERO RESOURCE CORP 1901-1177 W. Hastings St., Vancouver, B.C.	**DRILL LOG** **Picale Project**	Hole No.: 05PC-1 Datum: NAD 27	East. 681145E North: 3301479N
PROJECT. San Fernando Anglo JV	Elevation 508 m	DIP: -50 AZ: 110	Depth: 206.35 m
LOCATION: Baja California, Mexico	Diamond drill Hole (NQ) — Date: Dec 03/05 to Dec 05/05	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample #	Fe (%)	Cu	Au (ppm)
0 – 4.5	Set Casing; no recovery.							ppm	
4.5-9.85	Overburden. Mixture of various								
	rock clasts and red-tan clay.								
9.85-11.35	Regolith.Mixture of fractured-								
	weathered bedrock and tan-								
	brown clay rock with oxides.								
11.35-22.6	Felsic crystal tuff. Well laminated,		Limonitic fractures. 1-2% dissem	Welded fabric					
	locally welded. Light grey		spec hem.	20 deg/core.					
	primary color.								
22.6-102.0	Same crystal tuff unit, commonly	Local secondary shreddy	Minor py, spec hem assoc with	Bedding approx					
	with a welded eutaxitic texture	biotite replacing fiamme & in	sec biotite. Minor sec mag (fracts).	20 deg +/- to core.					
	Local fiamme.	sinuous fractures with minor							
		pyrite and spec hem. Local							
		light green hydrothermal							
		sericite. Local bleaching							
		(ab?) adjacent to fractures.							
	64.3-67.5m.								
	Fault. Fracturing and shearing	Clay.							
	about 70 deg/core.								
102.0-109.0	Homogeneous, fine grained,	Strong biotite alt along upper							
	light gray granular unit. Possible	and lower contact areas.							
	dyke but no clearly definitive								
	characteristics.								
109.0-126.55	Faintly laminated felsic crystal	Secondary biotite in matrix							
	tuff.	(5%) and along sinuous							
		fractures. Sec Kspar in fracts							
		veins and replacing plag xtals.							
		Local later overprinting chl-							
		act alt.

05PC-1

2

128.55-133.2	Intensely altered tuff.	Texture-destructive mag-bi-	20% mag. Local py. minor cpy.						
		ep-act-chl alteration.							
133.2-134.5	Altered tuff. Granular texture.	Ep-act.	10% dissem mag.						
134.5-138.7	Ductile deformation zone. Dark	Intense syn-def. biotite alt.	Local dissem py.	Foliation 15 deg/core.					
	grey-brown, foliated.	Small star-bursts of radiating							
		tremolite xals (post-kinematic)							
138.7-146.2	Altered tuff. Grey-brown,	Strong biotite alteration (30%)	144.8m: cpy-mag veinlets 35 degr	Local frag text					
	granular texture.	Local small star-bursts of	core.	which is probably					
		radiating tremolite.		tectonic.					
146.2-148.8	Fine-grained feldspar-crystal	5-8% fine sec biotite in matrix	1-2% dissem py.						
	tuff.	and along sinuous fractures							
		and seams							
148.8-162.85	Fine- to coarse-grained	Strong biotite-tremolite alt.	Minor sulphide.	Bedding approx.					
	volcaniclastic. Primary textures			45 deg/core.					
	largely masked by strong								
	hydrothermal alteration.				160.0-162.0	864169	9.26	263	0.005
					162.0-163.53	864170	10.4	653	0.005
162.85-166.12	Texture-destructive alteration.	60% biotite.	163.53-164.5m: loc seams of cpy		163.53-164.5	864171	18.55	1.28%	0.074
	Local remnant frag texture.		164.5-166.0m: dissem py-cpy		164.5-166.0	864172	11.45	2650	0.014
					166.0-168.0	864173	5.39	164.5	0.005
166.12-208.35	Light grey, feldspar crystal tuff.	Fine secondary biotite in	1% dissem py. Bottom section						
	Local blue quartz eyes.	matrix. Secondary Kspar.	contains scattered fractures and						
			veins with py-cpy. Also a few		190.0-192.0	864174	3.25	213	0.009
			few py-cpy blebs with pink Kspar		192.0-194.0	864175	4.15	2160	0.04
			halos.		194.0-196.0	864176	3.85	393	0.01

05PC-2

1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 05PC-2	East: 680576E
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Project**	Datum: NAD 27	North: 3300980N
PROJECT: San Fernando Anglo JV		DIP: -60 AZ: 180	Depth: 121.01 m
LOCATION: Baja California, Mexico	Diamond (NQ) Elev: 489 m Date: Dec 05/05 to Dec 07/05	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample #	Fe (%)	Cu	Au (ppm)
0 – 9.75	Set Casing; no recovery.							ppm	
9.75-10.01	Overburden.								
10.01-17.35	Tan-brown, bleached, oxidized								
	limonitic, weathered bedrock								
	Lithologies uncertain; upper								
	section appears to be volcanic								
	with local qtz eyes. Lower,								
	pebbly volcanic sediment								
17.35-18.9	Poor recovery. Altered	Secondary biotite-tremolite.	Disseminated mag						
	volcaniclastic, partial replace-								
	ment of clasts by fine mag								
18.9-20.5	Coarse, pebbly volcanic wacke.	Intense biotite alteration;	5-6% dissem py. 5-10% secondary		18.9-20.5	854179	17.45	653	0.006
		60% biotite in matrix.	mag						
20.5-23.3	Manto		80% mag with 10-15% actinolite.		20.5-22.0	854180	>50	3670	0.045
			5% white gangue mineral. Local		22.0-23.3	854181	>50	754	0.012
			seams of cpy.						
23.3-25.2	Texture-destructive alteration	Dark, fine grained, intensely	10% py. Wispy semi-massive mag	General fabric is	23.3-24.5	854182	20.9	2020	0.01
		biotite altered unit.	in matrix. Some cpy	flat-lying (10 deg)	24.5-25.1	854183	19.4	3010	0.02
25.2-28.1	Poor recovery (40%).	Strong act-chl alt +/- biotite.	5-10% sulphide, 20% mag						
	Texture-destructive alteration								
28.1-31.0	Feldspar crystal tuff similar to	Secondary biotite. Local	5-6% finely dissem py.		28.1-29.0	854184	4.7	52	0.012
	unit at base of 05PC-1.	bleached patches and	@ 30.85m and 30.95m two		29.0-30.0	854185	3.67	30	0.01
	25% small plag crystals in a fine-	bleached halos adjacent to	parallel 3cm py-mag-cpy veins		30.0-31.0	854186	5.14	265	0.009
	grained biotitic matrix. 3-6%	fractures.	45 deg/core						
	quartz eyes, some with a								
	bluish tinge.								
31.0-71.0	Feldspar-quartz crystal tuff.	Secondary biotite in matrix.	Top part of section contains 3%

05PC-2

2

	Distinctive blue quartz eyes.	Past 43.45m: less biotite.	disseminated py that diminishes						
		60.8-63.6m: Small patches	down hole to 1-2%.						
		and haloes adjacent to fracts							
		with sec ab-Kspar.							
		57.45-57.96m: Brown (bi)							
		fine grained altered tuff with							
		blue quartz eyes. Local							
		breccias with bi-py-tour							
		matrix.							
71.0-77.0	Fine-grained granular unit,	Brown biotitic margins.		Sharp contacts					
	possible a dyke or sill. Similar unit	Central part, weaker biotite		@ about 20 deg/					
	noted in 05PC-1	alt with chl +/- Kspar.		core.					
77.0-121.01	Feldspar crystal tuff similar to	Fine dusting of secondary	1-2% dissem py						
	31.0-71.0m. Sparse, small blue	biotite in matrix. Local							
	in upper part of section but more	tourmaline.							
	abundant in bottom part of								
	section past 110.0m.

05PC-03 1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 05PC-3	East: 680577E
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Project**	Datum: NAD 27	North: 3301184N
PROJECT: San Fernando Anglo JV		DIP: -90 AZ:	Depth: 96.22 m
LOCATION: Baja California, Mexico	Diamond (NQ) Elev: 489 m Date: Dec 07/05 to Dec 08/05	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample #	Fe (%)	Cu	Au (ppm)
0 – 3.05	Set Casing; no recovery.							ppm	
3.06-18.15	Poor recovery. Mixture of clay								
	and various rock fragments.								
	Probable overburden.								
18.15-18.0	Poor recovery. Dark fine-grained	Strong biotite alteration	Local fractures with py.						
	unit. Uncertain lithology.								
	Probably altered tuff.								
18.0-27.17	Felsic feldspar-crystal tuff.	Strong biotite alteration	Fine secondary mag in matrix.	Local intense micro-					
	30% small felds xals in a dense,	Replacement of original	Minor disseminated py.	fracturing.					
	partially welded matrix.	mafics by shreddy biotite.							
		Biotite also occurs in matrix							
		and within and peripheral to							
		irregular seams and fracts.							
		Post-biotite bleaching (ab?)							
		adjacent to some fractures.							
27.17-42.4	Coarsely bedded, pebbly	Secondary biotite in matrix.	Local fine secondary mag. Minor						
	volcanic sediment. Generally	Locally intense biotization	py.						
	rounded clasts. Pebbles up to	(+30%). Some sections with							
	2cm in size. Variety of clasts	greenish tinge (retrograde							
	(most volcanic)	chl).		38.5m: bedding					
	35.3-35.59m: crystal tuff			10 deg/core					
	interbed.								
42.4-44.75	Light green-grey, feldspar-	Matrix dusted with v. fn.-	Low magnetic susceptibility. Minor						
	crystal tuff. Dense siliceous	grained biotite. Fractures	sulphide.						
	matrix.	with bleached halos.							
44.75-51.58	Medium- to coarse-grained	Abundant matrix biotite.	1-2% dissem py.						
	volcanic wacke and pebbly								
	volcanic wacke. Bedding								
	indistinct.

05PC-03

2

51.58-54.5	Coarse pebbly wacke. Well-	51.85-52.8m: intense	Minor py.						
	rounded clasts.	biotization - partial replace-							
		ment of clasts and approx							
		70% b in matrix.							
		52.8-54.5m: Co-existing							
		biotite actinolite.							
54.5-58.0	Coarse pebbly wacke.	Intense biotization, + 80%			54.0-55.0	854160	8.86	8	<0.005
		biotite (matrix and partial to	56.4-56.75m: 1-3cm cpy-py seam		55.0-56.4	854161	8.41	7	<0.005
		complete replacement of			56.4-58.0	854162	10.85	1.48%	0.163
		clasts).							
58.0-58.2	Soft, friable, fine-grained biotite	Biotite replacement							
58.2-62.24	Sulphide-rich manto. Local		58.2-59.05m: 15-20% sulphide (py-po-cpy), 20% mag, 60% act-hem-		58.0-59.0	854163	19.4	3.77%	0.401
	crude banding at a low angle to		po-cpy), 20% mag, 60% act-hem-	4.24m @	59.0-60.0	854164	46.6	5.19%	0.478
	core axis.		scap-chl	5.54% Cu &	60.0-61.0	854165	44.6	7.94%	0.793
			59.05-62.24m: 50% mag, +30%	0.67 g/T Au	61.0-62.24	854166	38.5	5.31%	0.591
			sulphide (ratio of 60% cpy, 35%						
			py-po and <5% unidentified grey	8.65m@					
			brown min that occurs mainly as	4.03% Cu &					
			small inclusions in py). Gangue of	0.4 g/T Au					
			act +/- ab-chl. Local blebs of white						
			to red jasperoidal quartz						
62.24-63.05	Footwall alteration-mineralization.	Texture-destructive biotite	4% cpy, 3% py as disseminations		62.24-63.05	854167	8.86	1.12%	0.100
		alteration.	and stringers.						
63.05-64.95	Dark grey-brown feldspar-	25% fine matrix biotite	5% uniformly dissem py		63.05-65.0	854168	8.41	1070	0.014
	crystal tuff.		64.0-64.2m: 3% finely dissem cpy						
64.95-66.7	Feldspar-crystal tuff. 1-2%	Bleached. Ab-Kspar alt	1-2% dissem py						
	scattered, small qtz eyes.	overprinting earlier bi alt.							
		Local chl.							
66.7-96.22	Grey feldspar crystal tuff. 30%	Pervasive secondary biotite	1% dissem py. Minor mag.						
	white plag crystals 1-2mm in	as fine dustings in matrix and	67.0m: thin qtz-cpy veinlet 10 deg'						
	size in a fine-grained, non-	within and peripheral to thin	cca						
	welded matrix. 5% qtz eyes,	seams and fractures.							
	many with a distinctive blue	Sec Kspar and albite in							
	tinge.	bleached patches and halos							
		adjacent to some fractures.							
96.22	End of Hole.

PC-04

Page 1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 06PC-4	East: 680676E (NAD 27)
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Property**	Elevation 489 m	North: 3301083N
PROJECT: Anglo Baja IOCG JV		DIP: 90 AZ:	Depth: 50.9 m
LOCATION: Baja California, Mexico	Diamond (NQ) / Date: Feb 15/06 to Feb 16/06	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no recovery.								
3.05 - 12.6	Cream to light grey, feldspar crystal tuff, dust tuff. Fractured, oxidized, generally poor core recovery. Local weak welded texture.	Surface oxidation.	Disseminated magnetite altered to martite.						
12.6 - 13.8	Resistant, dark grey, fine-grained tuff.	Abundant fine-grained matrix biotite.	Finely disseminated magnetite.						
13.8-15.0	Similar tuff.	Spotted alteration texture. Fuzzy albite alteration spots (2-5mm) in a dark biotitic matrix.	Finely disseminated magnetite.						
15.0 - 16.46	Feldspar crystal - lithic tuff.	Partial surface oxidation.	Crackled with limonitic fractures. +20% finely disseminated hematite after magnetite.	Crumbly, highly fractured with sections of gouge.					
16.46 - 16.7	Same crystal - lithic tuff. Poor recovery.	Generally oxidized. Local preservation of brown matrix biotite.	Limonitic fractures. 5-10% disseminated hem after mag.	Fragmental texture. Broken, fractured core.					
16.7 - 21.03	Breccia, fault gouge. Crumbly, poor recovery. Grey-blue rounded clasts.	Clay-sericite-mag-py matrix.	10% mag. 2-3% py.	Fault.	16.70-21.03	584425	12.40	159	0.003
21.03 - 24.0	Feldspar-crystal tuff. Local deep blue quartz eyes.	Secondary biotite in matrix.	Thin, irregular seams with mag + py. +10% mag, 2-5% py.		21.03-24.00	584427	8.73	180	0.011
24.0 - 25.0	Fine-grained strongly altered unit.	Fine-grained mixture of acicular white tremolite(20%) and brown biotite.	10-15% secondary mag as disseminations and in irregular, small stringers. 2% py. Trace cpy.		24.00-25.00	584428	10.25	260	0.003
25.0 - 28.8	Coarse, matrix-supported volcaniclastic. Clasts up to 3.5 cm in size.	Light to dark grey clasts variably replaced by mag. Lighter clasts replaced by fine tremolite. ~20% fine-grained tremolite (matrix & clasts). Fine-grained black tourmaline?	25-30% secondary mag. 1-2% disseminated py-cpy.		25.00-27.00 27.00-28.80	584429 584430	14.60 14.05	1730 1250	0.019 0.016
28.8 - 29.57	Ground core. No recovery.								
29.57 - 31.85	Manto mineralization.	Tremolite-quartz-tourmaline-sulphide.	Semi-massive to massive sulphide (cpy or po) in gangue of fine grained tremolite, quartz and tourmaline. +20% cpy. Minor mag. Fine-grained grey-brown metallic (?). +70% total sulphide.	Lower contact <10 degrees to c.a.	29.57-31.00 31.00-31.85	584432 584433	27.60 30.30	**0.15% **1.70%	0.360 0.346

PC-04

Page 2

31.86 - 32.0	Dark, tremolite-rich, intensely altered unit.	Tremolite, tourmaline.	10% py-cpy as disseminations and flat-lying fracture veinlets.		31.86-32.10	884434	22.20	*4.46%	0.341
32.0 - 32.1	Small broken pieces of massive py-po-cpy.		py-po-cpy.						
32.1 - 32.61	Similar to 31.86 - 32.1. Tremolite skarn.	60% white fibrous tremolite in grey fine-grained carb? matrix.	15-20% mag (dissem +/- fracts). 10% dissem py. 3% cpy.		32.10-32.61	884466	18.70	2890	0.221
32.61 - 34.25	Similar grey tremolite skarn. Mottled alteration texture.	Abundant tremolite, local biotite, pyrophyllite? serpentine?	5% py. 2% finely dissem cpy.		32.61-33.50	884465	14.55	1480	0.013
					33.50-34.25	884467	17.80	1220	0.008
34.25 - 34.71	Semi massive to massive py-po-cpy. +60% sulphide. Tremolite skarn matrix.	Tremolite.			34.25-34.85	884468	38.20	*1.07%	0.886
34.71 - 36.0	Fine-grained footwall alteration zone.	Biotite-pyrophyllite-serpentine.		Sharp footwall contact.	34.85-37.00	884463	5.06	890	0.025
36.0 - 50.90	Quartz-feldspar crystal tuff. Distinctive, small, amethyst-blue quartz eyes.	Brown-grey matrix with fine-grained biotite. Biotite in fractures. Overprinting albite-Kspar alteration in irregular patches and fracture halos.	Secondary magnetite and 2-3% py in upper section. Less than 1% py in lower section.						
	End of Hole.

PC-05

Page 1

CARDERO RESOURCE CORP 1901-1177 W. Hastings St., Vancouver, B.C.	DRILL LOG Picale Property	Hole No.: 06PC-5 Elevation 490 m	East: 680479E (NAD 27) North: 3301092N
PROJECT: Anglo Baja IOCG JV		DIP: 90 AZ:	Depth: 69.19 m
LOCATION: Baja California, Mexico	Diamond (NQ) / Date: Feb 17/06 to Feb 19/06	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no recovery.								
3.05 - 12.75	Mixture of clay and rock fragments. Probable overburden.								
12.75 - 15.05	Grey, fine-grained felspar-crystal tuff. Fractures, broken core.	Secondary biotite along irregular discontinuous fractures and seems.							
15.05 - 15.4	Poor recovery. Cream colored mix of clay and small rock fragments. Probable overburden seam.								
15.4 - 25.2	Tan, weathered volcaniclastic. Poorly sorted volcanic clasts up to 1 cm in size. Crumbly sections with poor recovery.	Surface oxidation.							
25.2 - 27.9	Grey, unoxidized volcaniclastic. Similar clast size.	2-10% secondary shreddy biotite in matrix.	15-25% secondary mag in matrix & partly replacing clasts. Minor py.						
27.9 - 29.0	Grey crystal-lithic tuff.	5-10% biotite.	20% secondary mag. 2-3% disseminated py.						
29.0 - 33.0	Grey feldspar crystal tuff. Dense siliceous matrix.	Secondary biotite overprinted in patches by secondary albite.	Low magnetic susceptibility. Minor py.						
33.0 - 42.85	Fine-grained volcaniclastic and interbedded wacke. 38.8-40.5m: feldspar crystal-tuff band with fine-grained biotitic matrix.	5-10% biotite.	15-20% mag. 1-2% py.	Lower contact of tuff band 10 deg/c.a.					
42.85 - 46.4	Fine- to coarse-grained volcaniclastic.	Biotite matrix. Scapolite at 43.35m.	2-3% py. Minor cpy.						
46.4 - 47.85	Coarse volcaniclastic. Large, light grey-green clasts up to 5cm in size in a green (act +/- ep) matrix.	Matrix totally replaced by actinolite-epidote. Clasts mixture of ab-scap-act +/- ep.	5-10% mag. 1-2% py. Minor cpy.

PC-05

Page 2

47.85 - 54.6	Manto		47.85-48.25m: Altered hanging wall consisting of fine-grained mixture of bi-pyrophyllite?-mag-sericite? with 5-8% py +/- cpy. 48.25-52.5m: Massive, semi-massive magnetite with actinolite gangue. Minor cpy as small inclusions in mag. Late-stage calcite veinlets. 52.5-53.48m: Fine-grained act-serp-pyrophyllite-biotite with local splashy cpy (1-2% Cu), 20% mag. 53.48-54.35m: Massive, semi-massive magnetite. Minor cpy. 54.35-54.6m: Footwall alteration similar to 47.85-48.25		47.85-48.25	684440	20.20	970	0.011
					48.25-50.50	684441	>50.00	152	0.002
					50.50-52.50	684442	>50.00	456	0.006
					52.50-53.48	684443	30.60	8990	0.093
					53.48-54.35	684444	>50.00	421	0.004
					54.35-54.60	684445	20.60	474	0.004
54.6 - 57.9	Grey, fine-grained volcaniclastic/wacke. Strongly altered.	50% fine secondary tremolite (white radiating clusters) in matrix and replacing clasts. 5-20% fine shreddy biotite.	10-15% secondary mag. 1-5% finely dissem py-cpy.		54.60-56.00	684446	10.75	166	0.002
					56.00-57.90	684447	9.12	85	0.001
57.9 - 58.7	Tremolite-magnetite skarn. Wavy banded texture.	White tremolite +/- biotite-act with wispy bands of semi-massive mag.	Magnetite. 2-3% py-cpy.		57.90-59.83	684448	16.40	587	0.002
58.7 - 59.83	Fine-grained tremolite-biotite skarn.	50% tremolite, ~10% biotite.	Disseminated mag. 5% dissem cpy-py.						
59.83 - 60.37	Soft, intensely biotized fine-grained volcaniclastic.	Abundant fine-grained biotite.	Minor sulphide. 10% dissem mag.		59.83-60.37	684450	18.00	2920	0.012
60.37 - 60.85	Semi-massive sulphide replacement band.	Tremolite-actinolite +/- biotite. Pyrophyllite?	Cpy-py-po. ±5% Cu.		60.37-60.85	684451	38.60	14.64%	0.345
60.85 - 61.0	Intensely altered footwall zone.	Fine-grained mixture of biotite-actinolite-pyrophyllite?	5-8% dissem py-cpy.		60.85-61.20	684452	11.80	2760	0.020
61.0 - 61.2	Quartz feldspar crystal tuff	Strongly biotized	3-4% dissem py-cpy.						
61.2 - 63.9	Quartz feldspar crystal tuff.	Generally bleached, albitized. 1-2% secondary biotite.	1-3% dissem py +/- cpy (minor). @ 61.9m: 4cm low-angle mag-py-chl-cpy vein.		61.20-63.90	684453	5.98	172	0.005
63.9 - 69.19	Resistant quartz-feldspar crystal tuff. Scattered small blue quartz eyes.	Biotitic matrix.	Minor py.						
	End of Hole.

PC-06

Page 1

CARDERO RESOURCE CORP	DRILL LOG		Hole No.: 06PC-6	East: 650472E (NAD 27)
1901-1177 W. Hastings St., Vancouver, B.C.	Picale Property		Elevation 437 m	North: 3501285N
PROJECT: Anglo Baja OCG JV			DIP 90 AZ:	Depth: 121.01 m
LOCATION: Baja California, Mexico	Diamond (NQ)	Date: Feb 10/06 to Feb 15/06	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (%)	Au (ppm)
0 - 3.05	Reamed, no recovery								
3.05 - 17.0	Light grey fine-grained feldspar crystal tuff, ignimbrite. Local weakly welded texture.	Surface oxidation.	Limonitic fractures.	Strongly fractured.					
17.0 - 45.0	Similar tuff. Stronger eutaxitic textures. Local fiamme.	Local secondary biotite (matrix and replacing fiamme).	Limonite along fractures. Minor disseminated spec hem.	Moderate to strong fracturing with crumbly sections. Local gouge. @25.4m: apparent bedding <10 deg/c.a. @31.6m: Well developed laminated texture 10 deg/c.a. @39.3m: Bedding 10 deg/c.a.					
45.0 - 50.5	Same tuff.	Secondary ab-K spar-chl-qtz in seams and irregular patches.		Strongly fractured, brecciated sections.					
50.5 - 52.2	Dark grey-green altered basalt.	Finely crystalline mixture of chl-biotite-serpentine? Small ovoids (amygdules?) of ankeritic carbonate.							
52.2 - 60.5	Light grey fine-grained feldspar crystal tuff, ignimbrite.	Splotchy K-spar-ab-chl +/- qtz alteration. 57.3-58.6m: with secondary biotite.	Limonitic fractures.	Moderate fracturing					
60.5 - 70.7	Grey, fine-grained feldspar-crystal tuff	Fine secondary biotite in matrix and along sinuous fractures.	Local thin mag stringers. Minor sulphides.						
70.7 - 76.3	Dark grey, strongly altered tuff.	10-25% fine shreddy biotite in matrix and meshwork of fine fractures.	10% fine secondary mag as disseminations and fracture fillings. 1-2% py-cpy.						
76.3 - 79.25	Texture destructive alteration.	Spotted texture. Grey-blue ovoids surrounded by biotite-magnetite.	Magnetite. 5% dissem py.						
79.25 - 82.0	Similar alteration with local preservation of original volcaniclastic texture.	20-30% biotite	10-15% mag. 1-2% py +/- cpy.						
82.0 - 83.0	Grey-green crystal tuff.	Secondary ab-chl-mag.	Mag clots with ab halos. 1-2% py.						
83.0 - 87.25	Spotted alteration texture.	Rice-size to 0.5cm interlocking grey, fine-grained plag-qtz surrounded by fine shreddy biotite-mag.	Magnetite. 1-2% dissem py.

PC-06

Page 2

87.26 - 87.48	Fault. Bleached shear zone with gouge.		Dissem py.	45 deg t.c.a.					
87.48 - 89.24	Grey-green bleached volcaniclastic. Clasts up to 2cm. Strong set of thin calcite veinlets.	Tremolite-chlorite-sericite-carb	5-10% mag. 2-3% py.	Weak shear fabric.					
89.24 - 89.66	Light green clay zone (fault)		Ground magnetite and pyrite.	Shear fabric about 45 deg t.c.a.	89.24-89.66	634454	10.55	0.07	0.002
89.66 - 89.73	Same shear zone.		Narrow, sheared mag-cpy section.		89.66-89.96	634455	29.30	0.33	0.046
89.73 - 89.81	Semi-massive magnetite-sulphide.	Clay-chl seams. Carbonate filled tension gashes.	5-10% cpy.	Shear fabric about 45 deg t.c.a.					
89.81 - 89.96	Dense to finely-crystalline, green-brown, alteration unit.	Fine mixture of biotite-chl-clay.	5% mag in small blebs and seams. 2-3% dissem py.						
89.96 - 90.8	Massive, semi-massive magnetite sulphide.	Chl-carb-act gangue.	10-30% cpy-py-po. Cpy >60% of total sulphide.		89.96-90.80	584456	>50.00	2.89	0.157
90.8 - 98.35	Basal tuff unit. Fine-grained, feldspars indistinct. Scattered, small, blue qtz eyes.	Secondary biotite decreasing in intensity down hole.	5-6% secondary mag as small blebs and fracture fillings. 2-3% dissem py. Trace cpy.		90.00-92.00	584457	12.40	0.16	0.000
					92.00-94.00	584458	7.48	0.01	0.002
98.35 - 121.01	Quartz-feldspar crystal tuff. Distinctive feldspars. Scattered small blue qtz eyes.	Fine biotite in matrix. 105.35-108.0m: Pervasive late-stage eb Kspar all associated with chloritic fractures.	2-3% dissem py diminishing at depth.						
	End of Hole.

PC-07

Page 1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 06PC-7	East: 680667E (NAD 27)
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Property**	Elevation 490 m	North: 3301286N
PROJECT: Anglo Baja IOCG JV		DIP: 90 AZ:	Depth: 111.86 m
LOCATION: Baja California, Mexico	Diamond (NQ) Elev: 490 m Date: Feb 19/06 to Feb 20/06	Page 1 of 2	Logged by: C. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (%)	Au (ppm)
0 - 3.05	Reamed, no recovery								
3.05 - 6.23	Light grey, oxidized feldspar-crystal tuff, ignimbrite. Welded fabric 10 deg/c.a. Clay seams (surficial).	Surface oxidation. Local preservation of biotite in matrix and fractures.	Limonitic fractures.						
6.23 - 11.28	Tan-brown and grey, soft clay-rich interval. Grey unoxidized mix of clay-biotite-chl.	Soft, strongly altered (clay-chl-bt) zone.	Mag-py in grey unoxidized material.						
11.28 - 12.8	Competent, resistant unit. Spheroidal alt texture.	Interlocking small ovoids (< 1cm) composed of fine, grey albitic(?) material within matrix of finely crystalline shreddy dark brown biotite (20%).	Moderately magnetic. 1-2% dissem py.						
12.8 - 13.45	Soft, clay-rich interval	Mixture of clay-chl-carb-sericite	2-3% dissem py.		12.80-13.45	584462	11.10	0.04	0.002
13.45 - 14.0	Similar alteration with secondary qtz.	Clay-chl-carb-sericite-qtz.	10% dissem py-cpy. Fine mag.		13.45-14.00	584463	13.40	1.27	0.043
14.0 - 14.33	Black, crumbly, semi-massive to massive, granular py-cpy.	Minor qtz.	Py-cpy.		14.00-14.50	584464	22.50	1.67	0.060
14.33 - 14.5	Soft alteration zone.	Clay-chl-carb +/- qtz-sericite.	Py +/- cpy.	Crumbly, sheared.					
14.5 - 15.95	Soft alteration zone. Ovoid texture.	Qtz-carb-plag with clay-chl matrix.	Dissem mag. 2-3% dissem py-cpy.		14.50-15.95	584465	10.95	0.09	0.004
15.95 - 46.95	Resistant, light grey, strongly altered unit with secondary spherical alt texture. Volcaniclastic?	Rice-size to 0.4cm patchy, interlocking blue-grey fine-grained secondary qtz-felds intergrowths in a brown, fine grained shreddy biotite matrix. Local, later-stage, fracture-controlled ab-qtz alt.. Local scapolite	Secondary mag as disseminations and small stringers. 3% dissem py. Past 40.0m <1% py.	Local brecciation					
46.95 - 64.1	Dark grey-brown volcaniclastic. Scattered larger clasts up to 1 cm in size. 61.34-62.0m: Feldspar-qtz crystal tuff with small blue quartz eyes	Strong biotite-ab-mag alt. Clasts partly replaced by mag. ~25% biotite. 62.6-64.2m: Bleached, albitic patches 58.4-58.2m: Bleached, albitic patches	5-10% mag, minor py

PC-07

Page 2

64.1 - 65.7	Coarse volcaniclastic.	Browner coloration due to stronger biotite alteration increasing in intensity down hole.	Magnetite. 1-2% py. @64.5m: mag-py veinlet at steep angle to c.a.						
65.7 - 66.25	Hanging-wall alteration unit.	Fine-grained intense biotite alt. Texture destructive.	5% dissem. py.		65.70-66.47	884466	6.13	0.05	0.003
66.25 - 76.2	Manto Zone. **66.25-66.62m** Light to med green, fine-grained act-trem skarn. Past 66.47m, 20% py-cpy in irreg seams and patches. **66.62-67.75m** Swirly mix of act-mag-cpy +/- py. 20-30% mag. 10-15% cpy-py, 50-55% act. **67.75-68.6m.** Semi massive to massive mag. 10-17% sulphide (70% cpy). **68.6-69.7m** Mainly chl-tremo no-act with +6% sulph (70% cpy). 20% mag. **69.7-73.44m.** Semi massive to massive mag-sulph. 20% act-trem gangue. 15-20% interstitial cpy-py. **73.44-74.68m** Fine-grained crystalline biotite-act-chl with 2-3% finely dissem cpy-py to 74.68m. **74.68-75.37m** Swirly mag (50%) - tremolite-carb skarn. Minor sulphide. **75.37-76.2m** Variable act-mag-tremolite alt with laminations of py-cpy-mag 25 deg to c.a.				66.40-67.75	884467	30.90	2.16	0.192
					67.75-68.60	884468	>60.00	2.24	0.213
					68.60-69.70	884469	29.50	2.36	0.361
					69.70-71.00	884470	>60.00	2.20	0.264
					71.00-72.00	884471	>60.00	1.86	0.099
					72.00-73.44	884472	>60.00	2.19	0.124
					73.44-74.36	884474	13.40	1.02	0.068
					74.36-75.37	884475	20.60	0.28	0.016
					75.37-76.20	884476	25.00	1.46	0.065
76.2 - 77.2	Basal feldspar-quartz crystal tuff unit. Fine-grained marginal phase. Small blue qtz eyes. Sharp contact with overlying manto mineralization.	Fine-grained biotitic matrix.			76.20-77.00	884477	7.17	0.04	0.008
77.2 - 111.86	Feldspar-quartz crystal tuff. 25% small felds crystals (<2mm) in finely crystalline felds-biotite matrix. Sparse qtz eyes.	Biotite. Patches of later fracture-controlled ab-Kspar alt.							
	End of Hole

PC 08

Page 1

CARDERO RESOURCE CORP 1901-1177 W. Hastings St., Vancouver, B.C.	**DRILL LOG** **Picale Property**		Hole No.: 05PC-8 Elevation 516 m	East: 680594E (NAD 27) North: 3501825N
PROJECT: Anglo Baja OOG JV			DIP: 70 AZ: 360	Depth: 300.94 m
LOCATION: Baja California, Mexico	Diamond (NQ)	Date: Feb 21/06 to Feb 23/06	Page 1 of 3	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 4.57	Reamed, no core recovery.								
4.57 - 13.7	Overburden; light brown clay, sandy clay and weathered rock fragments.								
13.7 - 45.0	Altered crystal tuff. Ovoid alteration texture. Local rounded, fine grained lithic clasts towards base.	Blue-grey albitic? ovoid spots in a fine grained shreddy biotite matrix. Up to 20% biotite with sec scap-ab. Past 37.0m: ab-ortho	4-5% disseminated py. Local mag-py-biotite microveinlets. 21.2-22.6m: 10% py assoc with high angle py-mag seams with bleached, albitic halos. 23.9-24.2m: py-mag seams-veins. Past 25.5m, drop in bi, mag, py content.	Competent, weakly fractured.					
45.0 - 73.4	Light grey fine-grained crystal tuff with faintly laminated eutaxitic texture. General increase in laminated texture toward base. Local fiamme. 58.45-60.8m: highly fractured, broken interval with poor recovery.	3% +/- biotite.	Pervasive dissem py (2-3%) with scattered thin mag-py veinlets. 47.9m: 4mm calcite-py vein with mag margins. 47.05-49.3m: stockwork of py-mag veins with dissem cpy adjacent to veins (0.3 - 0.4% Cu). 53.1-5[illegible].0m: Stockwork of thin mag-py veinlets and dry fractures with bleached albitic halos. Past 62.0m <1% py, minor fract vein mineralization, minor biotite. 68.4-73.4m: weak stockwork of thin mag & mag-py veinlets with bleached albitic halos.	47.85m: Bedding 45 deg to c.a. 52.0m: Bedding 40 deg.					
73.4 - 75.5	Clast supported volcanic breccia.	Dark green chl-mag matrix. 74.75m: 4cm band of coarse muscovite-chlorite.	2% py, trace cpy.						
75.5 - 148.5	Thick sequence of light grey feldspar crystal tuff, dust tuff, ignimbrite. Variable faint to pronounced eutaxitic banding. Local fiamme.	Secondary ab. <5% biotite. Local retrograde chlorite.	Overall approx 1% dissem py. 3-4% mag. Scattered hairline fractures with mag-py.	79.0m: Bedding 35 deg to c.a. 87.0m: Well-developed primary banding 35 deg to c.a. 124.5m: Subtle banding 40-45 deg to c.a.					
148.5 - 150.5	Crystal-lithic tuff.	Biotized fiamme.	Minor py.	Bedding 45 deg to c.a.

PC-08

Page 2

150.5 - 151.3	Dark grey-brown, fine-grained basalt(?). Fragmental base.	Abundant biotite.	Minor py.						
151.3 - 156.7	Coarse, crystal tuff	20% secondary biotite in matrix and irregular fractures. Local late-stage spotty ab alt.	Generally minor pyrite. 152.85-153.1m: irregular stockwork of mag veinlets assoc with +5% dissem py-cpy.	Local well-developed banding 60 deg to c.a.					
157.6 - 165.0	Light grey feldspar-crystal tuff.	5% biotite. Late-stage spotted ab alt.	158.0-161.2m: 5-7% py as fine disseminations and in veinlets with mag & qtz.. Trace cpy. Past 161.2m, less py, scattered fracture-veinlets with py-hem-calcite-qtz.						
165.0 - 210.95	Fairly uniform, light grey fine-grained feldspar-crystal tuff. Faint eutaxitic banding.	Light brown, fine grained matrix biotite (5% +/-). 197.7m: fractures with pink Kspar halos.	Generally <1% py except as noted. 166.12-166.3m: 25% py-cpy in porous, vuggy veins. 166.73-167.2m: 20% py +/- cpy in irregular veins and seams. 199.6m thin, high core angle, irregular py mag +/- cpy veins with bleached ab halos.	Bedding 40 to 45 deg to c.a.	166.12-167.70	834493	8.73	8200	0.073
218.55-223.45	Strongly altered unit (tuff?)	Spotted texture. +20% dark brown shreddy biotite. Bluish-tinged albite spots up to 5mm in size.	15% secondary mag assoc with secondary biotite and py (5-6%).		210.65-221.00	834494	6.09	37	<0.001
					221.00-223.45	834495	8.09	47	0.002
223.45-226.25	White, granular qtz-sericite-py alteration unit..	35% qtz, 55% sericitized feldspars, +/- chl.	5-7% disseminated py.	Sharp upper contact, gradational lower contact.	223.45-226.25	834496	4.43	7	0.001
226.25 - 229.0	Altered volcaniclastic(?). Dark grey-brown. Local clastic texture.	35% biotite.	5-6% disseminated py.		226.25-229.0	834497	7.00	15	0.001
229.0 - 231.95	White, intensely altered unit similar to 223.45-226.25. Porous texture.	Qtz-sericite-py.	Py varies from <1% to ~7%.		229.00-232.00	834498	2.41	7	<0.001
231.95 - 234.0	Similar alteration with remnants of earlier biotite phase.	Qtz-sericite-py overprinting earlier biotite phase.	5-7% disseminated py.	Gradational contacts.	232.00-234.00	834499	5.54	5	<0.001
234.0 - 236.5	Same lithology (tuff?)	30% dark brown secondary shreddy biotite.	6% disseminated py. Secondary mag as disseminations and in thin fracture-veinlets.		234.00-236.50	834501	7.51	9	0.007
236.5 - 237.35	Same unit.	Less biotite (,10%) +/- chl.	Thin mag fracture-veinlets with biotite halos. 2-3% dissem py.		236.50-238.40	834502	5.03	0	0.002
237.35 - 238.4	Coarse, qtz-felds crystal tuff. 10% distinctive blue qtz eyes.		238.05m: 2cm mag vein 45 deg to c.a.						
238.4 - 239.30	Feldspar crystal tuff	30% secondary biotite in matrix and as alteration envelopes adjacent to mag veinlets. Bleached albitic spots at base.	6% disseminated py.		238.40-239.30	834503	6.54	4	0.002

PC 08

Page 3

239.38-240.63	Light grey-green, fine-grained tuffaceous sediments with pebble bands	Biotite-chlorite. Chloritic fractures with ab-Kspar halos.	2-3% disseminated py.	Bedding 45-60 deg to c.a.	239.66-242.30	834504	5.85	254	0.003
240.63-242.15	Interbedded fine-grained wacke, pebbly wacke. Pebble bands have foliated biotitic matrix. Generally rounded clasts, up to 1.5 cm in size	Strong biotite alt.	3-4% disseminated py.						
242.15 - 242.3	Hanging-wall alteration unit	Dark grey-green fine-grained mix of calcite and mag-sep(?).	20% mag. 20% py +/- cpy						
242.3 - 249.65	Manto Horizon. **242.3-244.46m**. Semi massive to massive mag with variable py (av 30%), qtz (av 10%), ab and chl. Approx 50% mag. **244.46-245.97m**: Altered volcaniclastic (chl-bt). Minor mag, 3% +/- py. **245.97-247.05m**: Massive to semi-massive mag. Crude banding. 70% mag, 20% chl-act +/- cp. Minor sulphide. 245.8-245.97m: Garnet-diopside skarn. **247.05-248.65m**: Grey-green alt (chl-bi) volcaniclastic. **248.65-249.65m**: Massive, semi-massive mag with variable ab-qtz chl-ep gangue; +60% mag, minor py				242.30-244.46	834505	47.00	[illegible]	0.077
					244.46-245.97	834506	11.45	717	0.01
					245.97-247.05	834507	>50.00	167	0.001
					247.05-248.65	834508	17.30	1135	0.013
					248.65-249.65	834509	>50.00	257	<0.001
249.65-249.95	Footwall alteration	Foliated, fine-grained chloritic alteration.	20% py +/- cpy	Lower contact 45 deg to c.a.	249.65-249.95	834510	31.80	699	0.016
249.95-255.12	White, fine grained strongly altered porphyritic unit. Scattered, small blue qtz eyes.	30-40% plag alt. to fine sericite. Qtz-sericite matrix.	5% finely disseminated py.	Strongly fractured.	249.95-251.00	834511	5.34	142	0.005
					251.00-253.00	834512	2.89	8	0.002
					253.00-255.12	834513	2.46	5	0.003
255.12-300.84	Hole reentered and deepened to 300.84 m. Same quartz crystal tuff unit. No significant mineralization.

PC-09

Page 1

CARDERO RESOURCE CORP 1901-1177 W. Hastings St., Vancouver, B.C.	**DRILL LOG** **Picale Property**	Hole No: 06PC-9 Elevation 509 m	East: 690771E (NAD 27) North: 3301175N
PROJECT: Anglo Baja IOCG JV		DIP: 90 AZ:	Depth: 56.39 m
LOCATION: Baja California, Mexico	Diamond (NQ) / Date: Feb 23/06 to Feb 24/06	Page 1 of 2	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 9.14	Reamed, no core recovery.								
9.14 - 18.9	Grey, oxidized, fine-grained, feldspar-crystal tuff.	Surface oxidation.	Limonitic fractures.	Fractured, badly broken, poor core recovery.					
18.9 - 24.00	Light grey, faintly banded tuff, ignimbrite. Local fiamme.	Partial surface oxidation. 5% very fine matrix biotite.	Limonitic fractures.	19.8m: bedding 10 deg to c.a.					
24.00 - 27.75	Dark grey-brown amygdaloidal basalt. Fine-grained qtz-ab-py-chl-mag amygdules up to 4mm in size.	Secondary biotite in matrix, in thin sinuous fractures and as halos around amygdules.		Upper sheared contact; lower sharp contact 10 deg to c.a.					
27.75 - 31.05	Coarse, clastic sedimentary unit. Rounded clasts up to 2cm in size.	White altered (qtz-ab-sericite) clasts. Qtz-ab-se-bi-cal matrix.	Secondary mag. Minor py.						
31.05 - 31.3	Shear zone with gouge.	Clay		Low-angle, bedding-parallel fault.					
31.3 - 35.4	Strongly altered coarse-grained wacke, pebbly wacke. Well-developed clastic texture.	10% dark, mag-replaced clasts in a light green, tremolite-rich matrix (radiating stellar bundles).	1-2% py.	Weak to moderate shearing; local gouge.					
35.4 - 35.85	Gouge zone.	Clay		Low angle, bedding parallel fault.					
35.85 - 36.8	Dark grey, coarse-grained wacke.	Blue-grey clasts in fine-grained biotite-mag matrix.	Secondary mag. Minor py.						
36.8 - 42.0	Crystal tuff.	Qtz-ab-chl-bi.	Disseminated mag. Minor py.						
42.0 - 45.68	Altered pebbly wacke.	Strong biotite alteration overprinted locally by retrograde chl-act alt.	5-10% mag. Minor py.						
45.68 - 48.1	Same unit.	More chloritic.							
48.1 - 52.5	Distinctive, grey-brown, coarse, matrix-supported pebbly wacke. Generally rounded clasts up to 3 cm in size.	Clasts albitized and locally partially replaced by mag. Brown shreddy biotite in matrix.	Minor py.						
52.5 - 54.2	Light green, tuffaceous wacke.	Chl-ab.		Well fractured					
54.2 - 54.75	Qtz-feldspar crystal tuff. 40% feldspar crystals 1-2mm in size. 5-10% small blue qtz eyes.	<5% matrix biotite.		Sharp upper and lower contacts 10 deg to c.a.

PC-09

Page 2

54.75 - 55.9	Green-grey wacke.	Chl-biotite	1-2% disseminated py						
55.9 - 62.2	Coarse, matrix- to clast-supported pebbly wacke. 56.41-57.0m: Sandy interbed.	Fine-grained mix of sec trem-qtz-mag-ab +/- biotite replacing clasts and matrix. 56.8-62.2m: Biotite interval increasing in intensity towards base.	20% mag. Minor py.						
62.2 - 62.45	Same coarse sediment	Early biotite alt overprinted by strong actinolite alt.	3-4% disseminated py						
62.45 - 62.83	Hanging-wall alteration	Fine-grained act	20% mag. Disseminated cpy in top part of interval.						
62.83 - 71.55	Manto Horizon. **62.83-63.8m**: Massive, semi-massive mag with patches of fine-grained trem-act-sero(?). 2% dissem py. **63.8-67.05m.** Fine grained act bi chl +/- tourmaline. Local preservation of original sed texture. Minor py-cpy. **67.05-67.29m.** Massive mag. Actinolite gangue. **67.27-68.0m.** Similar to 63.8-67.05m. Calcite veinlets. **68.0-68.8m**: Massive, semi-massive mag with act trem gangue. 3-4% cpy in top half of interval. **68.8-69.23m**: Soft, fine-grained biotite-chl with 20% mag, 2% cpy, tr py. **69.23-69.8m**: Semimassive mag. Act-trem gangue. Local cpy. **69.8-70.05m**. Similar to 68.0-69.23 **70.05-71.55m**: Variable mix of act-trem-mag-chl +/- sulph. Pale green patches of finely crystalline semimassive tremolite. Local narrow intervals of well dissem cpy (1-2% overall). Variable py (1 to +7%). 25% mag overall.				62.45-64.00	684514	34.40	916	0.088
					64.00-65.00	684515	11.45	675	0.003
					65.00-66.00	684516	5.57	163	0.001
					66.00-67.00	684517	24.40	916	0.003
					67.00-68.00	684518	23.00	101	<0.001
					68.00-69.00	684519	49.20	1750	0.032
					69.00-70.00	684520	37.10	1216	0.021
					70.00-71.55	684521	32.30	2930	0.045
71.55 - 75.29	Quartz-feldspar crystal tuff. Small, scattered, amethyst-blue qtz eyes.	Biotite-chl-py alteration diminishing at depth.	73.9m: 4mm mag-py vein 70 deg to c.a.						
	End of Hole.

PC-10

Page 1

CARDERO RESOURCE CORP
1901-1177 W. Hastings St., Vancouver, B.C.
PROJECT: Baja OCG - Picale
LOCATION: Baja California, Mexico

DRILL LOG
Picale Property

Diamond (NQ) | Date: June, 2006

Hole No.: 03PC-10 | East: 680685E (NAD 27)
Elevation: 510 m | North: 3271183N
DIP: 90 AZ: | Depth: 145.38 m
Page 1 of 1 | Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 54.76	Grey crystal tuff.	Pervasive fine-grained secondary biotite. Later Ab alteration halos adjacent to thin fracts.	Minor py.						
54.67 - 64.0	Coarser-grained crystal-lapilli tuff.	Biotite-altered matrix. Sec Ab in matrix and as fract halos.	Minor secondary disseminated magnetite.						
64.0 - 66.0	Coarse grained volcaniclastic. Clasts up to 1.5 cm. Dark gray-brown color.	Strong biotite-albite alteration. Clasts alt to bi-ab. Dark br biotitic matrix.	5% - 10% secondary magnetite.						
66.8 - 74.0	Crystal - lapilli tuff.	Biotite alteration. Later ab +/- Kspar (fract-controlled	Secondary mag. Minor py.						
74.0 - 77.0	Coarse volcaniclastic. Rounded to subrounded clasts	Biotitic matrix	1% py. 10% secondary mag.						
77.0 - 85.4	Mantle Horizon. **77.0-77.5:** Soft, hanging-wall, act-chl-mag +/- cpy alt unit. **77.5-78.25:** Strong texture-destructive act-trem-scap-mag-sulph alteration. Cpy>Py. Cpy pseudomorphs after actinolite. Sulphides mainly disseminated. ~1% Cu. **78.25-79.35:** Similar to last interval with sections of semimassive magnetite. ~2% Cu. **79.35-81.4:** Fine- to medium-grained volcaniclastic. Strong bi alteration. 5%-10% sec mag. 1% py, <0.5% cpy. **81.4-82.8:** Strong texture-destructive act-tr-mag-scap sulph alt. 1-2% Cu (dissem cpy). **82.8-85.25:** Semimassive to massive magnetite with act-trem-garnet-epidote-calcite gangue. Limestone replacement. **85.25-85.4:** Altered footwall zone. Fine grained mix of bi chl ab mag py +/- cpy.			comp banding 15 deg/ core axis.	76.25-77.03	684650	10.75	550	0.006
					77.03-78.24	684651	13.55	9830	0.031
					78.24-79.50	684652	40.90	*1.02%	0.052
					79.50-81.36	684653	10.40	1450	0.006
					81.36-82.30	684654	14.70	*1.42%	0.214
					82.30-84.15	684655	49.40	7440	0.061
					84.15-85.45	684656	43.40	3430	0.051
85.4 - 146.39	Quartz-feldspar crystal tuff	Fine-grained secondary biotite. Patchy sec ab-Kspar.			85.45-86.34	684657	10.65	1150	0.008
146.39	End of Hole.

PC-11

Page 1

CARDERO RESOURCE CORP		DRILL LOG			Hole No: 06PC-11		East: 680478E (NAD 27)		
1501-1177 W. Hastings St., Vancouver, B.C.		Picale Property			Elevation 484 m		North: 3301179N		
PROJECT: Baja OCG - Picale					DIP: 90 AZ:		Depth: 96.62 m		
LOCATION: Baja California, Mexico		Diamond (NQ)	Date: June, 2006		Page 1 of 1		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 67.0	Crystal - lapilli tuff.	Secondary biot to albite	Disseminated secondary magnetite.						
67.8 - 71.6	Coarse volcaniclastic. Rounded to subrounded clasts.	Strong tremolite-biotite-mag alteration. Abundant fine-grained tremolite (30%) rimming clasts and replacing matrix.	Magnetite-py-tremolite veinlets with minor cpy. Minor disseminated cpy.		70.50-71.81	664859	7.74	127	<0.005
71.6 - 77.93	Marble Horizon **71.6-72.2:** Hangingwall alt zone. Soft, light brown, crumbly. Abundant fine-grained secondary biotite. **72.2-72.7:** Strong, texture-destructive act-trem-mag-bi +/-sulph alteration. 0.2% Cu. **72.7-73.87:** Semimassive fine-grained cpy-po-py. Biotite-trem-act gangue. 10% mag, +2% Cu. **73.87-75.8:** Fine-grained volcaniclastic. Strong biotite alteration. 1-2% dissem py, local cpy. cpy-py-mag-calcite veinlets. **75.8-76.4:** Alteration-veinzone. Act-trem-bi-mag with mag patches of cpy-py min. **76.4-77.78:** Semimassive to massive magnetite with coarse blebs and irregular seams of py-cpy. 0.6%-				71.81-72.12	864860	10.75	329	0.011
					72.12-72.38	864861	19.30	5370	0.036
					72.88-73.32	864862	27.00	7.65%	0.744
					73.32-73.87	864863	27.40	1.40%	0.121
					73.87-74.34	864864	17.85	3050	0.026
					74.04-75.70	864865	19.50	1.27%	0.103
					75.70-76.76	864866	32.10	0.60%	0.053
					76.76-77.03	864867	46.50	5010	0.020
77.93 - 96.62	Quartz feldspar crystal tuff.	Fine grained secondary biotite. Patchy sec ab-Kspar.			77.93-79.00	664868	7.10	704	0.006
96.62	End of Hole

PC-12 Page 1

CARDERO RESOURCE CORP
1901-1177 W. Hastings St., Vancouver, B.C.
PROJECT: Baja IOCG - Picale
LOCATION: Baja California, Mexico
Diamond (HQ)
Date: June, 2006

DRILL LOG
Picale Property

Hole No.: 06PC-12
Elevation [illegible]36 m
DIP: 90 AZ:
Page 1 of 1
East: 680588E (NAD 27)
North: 3201283N
Depth: 111.86 m
Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 79.4	Crystal-lapilli tuffs.	Secondary biotite.							
79.4 - 83.0	Fine- to medium-grained volcaniclastic.	Secondary biotite in matrix.	Disseminated secondary magnetite. Minor sulphide.						
83.0 - 85.35	Fine-grained volcaniclastic. Tuffaceous intervals.	Strong biotite alteration.	Network of mag-py +/- cpy veinlets. 2-3% disseminated pyrite.		83.50-84.50	864870	11.05	505	0.007
					84.50-85.40	864871	9.56	352	0.008
85.35 - 96.6	Magnetite Zone: **85.35-92.35:** Strong, texture-destructive alteration (act-mag-trem-scap +/- biotite). Patches of semimassive magnetite. Minor py-cpy. Epidote-rich sections. **92.35-93.2:** Massive to semimassive magnetite. Minor sulphide. Actinolite-scap gangue. **93.2-93.95:** Fine-grained mix of scapolite-trem-act-bi. 1% to 3% dissem py. **93.95-96.5:** Semimassive to massive mag-act-trem and mag-specularite-epidote. Minor sulphide.				85.40-85.70	864872	41.50	570	0.109
					85.70-85.91	864873	8.29	97.7	0.017
					85.91-86.26	864874	16.50	338	0.011
					86.26-87.00	864875	26.90	192	<0.005
					87.00-87.50	864876	6.40	50.7	0.034
					87.50-88.00	864877	33.90	593	0.006
					88.00-88.50	864878	6.66	82.7	0.008
					88.50-89.00	864879	13.00	1325	0.013
					89.00-89.50	864880	8.90	229	<0.005
					89.50-90.00	864881	8.59	2090	0.020
					90.00-90.50	864882	28.10	4330	0.059
					90.50-91.00	864883	25.10	2120	0.019
					91.00-91.50	864884	32.60	1075	0.007
					91.50-92.00	864885	18.90	579	0.006
					92.00-92.50	864886	21.90	95.7	0.006
					92.50-93.00	864899	>50.00	51.1	<0.005
					93.00-93.50	864887	25.10	33.2	<0.005
					93.50-94.00	864888	7.38	82.7	<0.005
					94.00-94.50	864889	46.50	315	0.009
					94.50-95.00	864891	>50.00	330	<0.005
					95.00-95.50	864892	>50.00	398	0.006
					95.50-96.00	864893	>50.00	411	<0.005
					96.00-96.62	864894	34.50	2020	0.039
96.6 - 97.1	Quartz-feldspar crystal tuff.	Biotite.	Numerous, thin, mag-py-cpy veinlets and ep-py-mag veinlets.		96.62-97.00	864895	10.30	3470	0.050
97.1 - 111.86	Quartz-feldspar crystal tuff.	Secondary biotite. Patchy Ab-Kspar alt.	104.95-105.15: Mag-Py veins with bi-act-py alteration envelopes.		97.00-98.00	864897	4.75	137.5	<0.005
					98.00-99.00	864898	3.59	31.2	<0.005
111.86	End of Hole.

PC-13 Page 1

CARDERO RESOURCE CORP		**DRILL LOG**			Hole No: 06PC-13		East: 680771E (NAD 27)		
1501-1177 W. Hastings St., Vancouver, B.C.		**Picale Property**			Elevation 507 m		North: 3301285N		
PROJECT: Baja OCG - Picale					DIP: -90 AZ:		Depth: 108.81 m		
LOCATION: Baja California, Mexico		Diamond (NQ)	Date: June, 2006		Page 1 of 1		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 79.75	Crystal tuff.	Secondary biotite in matrix.	Minor pyrite.						
79.75 - 84.45	Coarse volcaniclastics.	Biotitic matrix. Partial replacement of clasts by biotite.	Minor magnetite-pyrite		81.00-82.00	864900	9.61	37.4	<0.005
					82.00-83.00	864901	10.80	73.2	<0.005
					83.00-84.00	864902	7.91	33.6	<0.005
					84.00-84.43	864903	7.44	128	<0.005
84.45 - 94.05	Manto Horizon. **84.45-90.55:** Fairly uniform semimassive magnetite (50 to 65 vol %) in light green, fine-grained, act-tr-se matrix. <1.0% py-cpy. Late-stage calcite-act-chl-py-cpy veinlets. **90.55-93.1:** Uniform, light green, strongly altered, replacement zone of fine-grained act-trem-se +/- ep with 10 to 15% dissem and wispy semimassive mag. 4 to 5% py-cpy (variable ratio). 2% +/- cpy. **93.1-93.75:** Patchy alteration pattern of Kspar-act-ep-scap-tour-mag. Textura-destructive alteration. A few scattered blue quartz eyes. 3 to 4% py. Minor cpy. **93.75-94.05:** Sheared footwall. Green chl-act rich unit. Minor sulphide.				84.43-85.00	864904	34.90	812	0.016
					85.00-85.50	864905	44.30	570	0.011
					85.50-86.00	864906	39.60	74.6	<0.005
					86.00-86.50	864907	44.20	71.3	0.005
					86.50-87.00	864908	41.70	210	0.199
					87.00-87.50	864909	44.40	259	<0.005
					87.50-88.00	864911	>50.00	139	0.005
					88.00-88.50	864912	>50.00	432	0.007
					88.50-89.00	864913	43.1	506	0.005
					89.00-89.50	864914	48.1	124	<0.005
					89.50-90.00	864915	28.5	79.1	0.006
					90.00-90.50	864917	32.00	958	0.012
					90.50-91.00	864918	22.90	1455	0.006
					91.00-91.50	864919	27.60	8120	0.037
					91.50-92.00	864920	19.05	[illegible]	0.112
					92.00-92.50	864921	23.50	5920	0.104
					92.50-93.30	864922	20.40	4000	0.022
					93.30-94.00	864923	12.45	520	<0.005
94.05 - 108.81	Quartz feldspar crystal tuff.	Fine grained secondary biotite. Patchy sec ab-Kspar.			94.00-95.00	864924	9.30	141	<0.005
					95.00-96.00	864925	7.55	33.9	<0.005
108.81	End of Hole

PC-14

Page 1

CARDERO RESOURCE CORP		**DRILL LOG**			Hole No.: 06PC-14		East: 620669E (NAD 27)		
1901-1177 W. Hastings St., Vancouver, B.C.		**Picale Property**			Elevation 500 m		North: 3301486N		
PROJECT: Baja IOCG - Picale					DIP: 90 AZ:		Depth: 161.49 m		
LOCATION: Baja California, Mexico		Diamond (NQ)	Date: June 2006		Page 1 of 1		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 126.5	Light grey, felsic, crystal and lapilli tuffs. Minor volcaniclastic interbeds.	Secondary biotite in matrix.	Secondary disseminated magnetite. Minor pyrite.		62.00-63.50	637655	3.14	6.0	0.001
					63.50-64.31	637656	0.2[illegible]	216.0	0.002
					64.31-65.00	637657	9.2[illegible]	420.0	0.001
					65.00-66.10	637658	8.69	67.3	0.001
					66.10-67.00	637659	3.4[illegible]	7.0	0.001
					67.00-68.00	637660	3.07	6.4	0.001
					68.00-69.00	684943	2.07	21.0	0.003
					69.00-69.75	684944	2.05	22.4	0.003
					69.75-70.80	684945	23.80	1220.0	0.014
					70.80-71.10	684946	40.60	[illegible]	0.052
					71.10-71.60	684947	4.93	[illegible]	0.014
					71.60-72.50	684948	3.80	120.0	0.003
					72.50-73.50	684949	3.78	266.0	0.003
					73.50-74.50	684951	3.20	100.5	0.003
126.5 - 130.0	Medium- to coarse-grained volcaniclastic.	Abundant fine-grained secondary biotite in matrix. Partial oxidation of clasts.	Minor magnetite-pyrite.		127.00-128.00	684926	5.94	69.9	<0.005
					128.00-129.00	684927	6.46	35.1	<0.005
					129.00-130.15	684928	[illegible]	868	[illegible]
130.0 - 137.1	Manto Horizon. **130.0-131.25:** Massive, fine-grained magnetite with actinolite +/- calcite gangue. 2 to 3% py in irregular patches, blebs, veins and as disseminated grains. **131.05-131.25:** Actinolite-rich interval with py-cpy (1% 2% Cu). **131.25-135.35:** Massive-semi massive magnetite. Actinolite-calcite gangue. 2 to 3% pyrite. **135.35-137.1:** Sheared footwall zone. Intense biotite alteration. Variable py-cpy (<1% to 10%) as disseminations, bedding-shear parallel seams and cross-cutting fracture/veinlets. 1.0% Cu.				130.15-131.00	684929	>60.00	470	<0.005
					131.00-131.50	684931	41.10	4600	0.060
					131.50-132.00	684932	>60.00	170.5	0.011
					132.00-132.50	684933	>60.00	227	<0.005
					132.50-133.00	684934	>60.00	205	<0.005
					133.00-133.50	684935	>60.00	64.1	0.027
					133.50-134.00	684937	>60.00	35.9	0.008
					134.00-134.50	684938	>60.00	15.4	<0.005
					134.50-135.35	684939	>60.00	76	<0.005
					135.35-136.00	684940	17.90	3300	0.03
					136.00-137.00	684941	18.90	8140	0.066
137.1 - 161.49	Quartz-feldspar crystal tuff.	Fine-grained secondary biotite. Patchy red albite-kspar.			137.00-138.00	684942	4.93	493	0.005
161.49	End of Hole.

PC-15

Page 1

CARDERO RESOURCE CORP
1901-1177 W. Hastings St., Vancouver, B.C.
PROJECT: Baja IOCG - Picale
LOCATION: Baja California, Mexico

DRILL LOG
Picale Property

Diamond (NQ) | Date: June 2006

Hole No.: 06PC-15 | East: 680773E (NAD 27)
Elevation 504 m | North: 3301381N
DIP: 90 AZ: | Depth: 146.39 m
Page 1 of 1 | Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 5.0	Reamed, no core recovery.								
5.0 - 9.5	Pebbly zone. Poor recovery.								
9.5 - 25.45	Grey, fine-grained, feldspar-crystal tuff.								
25.45 - 25.7	Grey, crystal tuff. Fragmental texture (secondary).	Frags partly alt to tremolite							
25.7 - 26.52	Brown mud seam. Fault gouge.			Fault zone.					
26.52 - 29.30	Crystal tuff.	Spotted, ovoid alteration texture. Dark, act-bi-chl altered matrix.	Minor pyrite.						
29.3 - 101.0	Grey fine grained crystal tuff. Minor lapilli tuff. Local fiamme.	General pervasive wk to mod intense biotite alt. Sections with distinctive ovoid alteration texture.		Bedding (faint tuffaceous banding) at 79m 80 deg/core axis					
101.0 - 106.5	Coarse volcaniclastic.	Dark brown to red-brown biotite rich matrix.	Disseminated secondary mag. 1 to 6% disseminated py. Minor cpy.	Sheared, broken intervals.	101.00-102.00	654952	5.79	5.4	<0.005
					102.00-103.00	654953	5.41	15.9	<0.005
					103.00-104.05	654954	5.70	196.6	<0.005
					104.05-104.75	654955	8.20	346	<0.005
					104.75-105.30	654957	8.62	10.2	<0.005
					105.30-105.90	654958	7.37	23.1	<0.005
					105.90-106.50	654959	5.73	225	<0.005
					105.90-106.50	654960	9.01	180	<0.005
106.5 - 109.4	Manto Horizon **106.5-107.4:** Light green, fine grained calcsilicate-skarn unit (diopside-tremolite-epidote-cal garnet). Bands of heavily disseminated magnetite. 3-4% py, minor cpy. **107.4-109.15:** White to light grey, thinly laminated marble. Thin mag laminations(5%) ~15 deg/core axis. Minor py. **109.15-109.4:** Similar to 106.5-107.4. 2-3% py, minor cpy.		Weakly mineralized.		106.50-107.40	654961	11.30	911	0.003
					107.40-108.00	654962	1.04	48.4	<0.005
					108.00-108.60	654963	1.68	19	<0.005
					108.60-109.00	654964	7.11	22.6	<0.005
					109.00-109.67	654965	15.45	1140	0.015
109.4 - 146.39	Quartz-feldspar crystal tuff. Blue quartz eyes.	Top 0.6m section strongly biotized. Remainder of section wk to mod biotite alt with later partial overprinting Ab-Kspar alt (fract-controlled)	Disseminated py & cpy in top 0.6m section.		109.67-110.00	654966	5.13	1180	0.009
					110.00-111.00	654967	4.00	21.1	0.063
					111.00-112.00	654968	3.64	10.4	<0.005
					112.00-113.00	654969	5.29	6.6	<0.005
146.39	End of Hole.

PC-16

Page 1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 06PC-16	East: 680470E (NAD 27)
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Property**	Elevation 467 m	North: 3301479N
PROJECT: Baja IOCG - Picale		DIP 90 AZ:	Depth: 221.59 m
LOCATION: Baja California, Mexico	Diamond (NQ) / Date: July, 2006	Page 1 of 1	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 24.0	Grey, fine-grained, feldspar-crystal tuff. Faintly laminated (bedding)	Biotitized flamme		Well-defined laminated texture at 41.5 m, 10 to 15 deg to core axis	91.50-92.50	684271	4.16	18.8	<0.005
					92.50-93.50	684272	4.21	10.7	<0.005
					93.50-94.00	684273	3.90	14.6	<0.005
94.0 - 97.17	Strong, texture-destructive alteration	Bi-act-trem-ab-scap	Disseminated mag-py (<2%)	Local fragmental text.	94.00-94.50	684274	20.4	1615	0.005
					94.50-95.00	684275	23.5	535	<0.005
					95.00-95.50	684277	10.7	626	0.005
97.17 - 100.0	**Altered tuff**	Biotite.	Disseminated and stringer py-mag mineralization.		95.50-96.00	684278	12.9	227	<0.005
					96.00-96.50	684279	21.4	112	<0.005
100.0-140.8	Mainly grey crystal tuffs.	Pervasive secondary biotite.		115.0-116.10 m: fault gouge.	96.50-97.17	684280	24.5	243	<0.005
					97.17-98.13	684281	8.4	306	<0.005
140.8 - 155.3	Interbedded crystal tuff-volcaniclastics.	Strong biotite alteration	Finely disseminated secondary magnetite.		98.10-99.00	684282	5.51	16.8	<0.005
					99.00-100.00	684283	5.46	6.2	<0.005
165.3 - 165.7	Quartz-feldspar crystal tuff. Blue quartz eyes								
165.7 - 167.3	Interbedded crystal tuff-fine grained volcaniclastics.	Strong biotite alteration.	Numerous thin py-mag veinlets.		156.00-157.00	684284	8.4	12.2	<0.005
					157.00-158.00	684285	7.96	27.9	<0.005
167.3 - 169.46	Coarse volcaniclastic.	Strong biotite alteration.	5% disseminated py. Minor cpy.		158.00-159.00	684286	7.75	87.6	<0.005
					159.00-159.46	684287	10.1	251	<0.005
159.46 - 171.2	Manto Horizon **159.46-162.0:** Semimassive mag with act-serp-cal-ab-scap matrix. 2-5% py, 1-2% cpy **162.0-167.35:** Semimassive mag-suphide with act-sc-cal-trem-ab matrix. 10 to 20% py-cpy (50:50). **167.35-168.24:** Calc-silicate with very abundant finely crystalline biotite. Minor sulphide. 10% mag. **168.24-170.8:** Semimassive mag with act-serp-trem-cal-ab matrix. Minor sulphide. **170.8-171.15:** Similar to last interval with 3-4% py, 0.5-1% cpy. **171.15-171.21:** Footwall alteration zone. Green, fine-grained biotite-act-chl.				159.46-160.00	684288	40.3	*1.19%	0.0[illegible]
					160.00-160.50	684289	>50.00	1030	0.007
					160.50-161.00	684291	48.6	1260	<0.005
					161.00-161.50	684292	>50.00	818	<0.005
					161.50-162.00	684293	>50.00	2930	0.033
					162.00-162.50	684294	>50.00	*2.87%	0.142
					162.50-163.00	684296	47.6	*3.90%	0.623
					163.00-163.50	684297	>50.00	*1.76%	0.262
					163.50-164.00	684298	>50.00	*1.54%	0.152
					164.00-164.50	684299	>50.00	*1.20%	0.137
					164.50-165.00	685000	>50.00	*2.07%	0.273
					165.00-165.50	697513	>50.00	*1.37%	0.163
					165.50-166.00	697514	>50.00	*3.98%	0.150
					166.00-166.50	697516	>50.00	9890	0.075
					166.50-167.35	697517	>50.00	2100	0.022
					167.35-168.24	697518	17.66	631	0.005
					168.24-169.00	697519	>50.00	348	<0.005
					169.00-169.50	697520	>50.00	13.4	<0.005
					169.50-170.00	697521	>50.00	16	<0.005
					170.00-170.50	697522	>50.00	11	<0.005
					170.50-171.15	697523	96.4	6810	0.021
171.2 - 181.66	Quartz-feldspar crystal tuff. Blue quartz eyes	Pervasive Ab-Kspar alteration overprinting earlier biotite alteration.			171.15-171.65	697524	8.77	630	0.005
					171.65-172.50	697525	3.13	104.5	<0.005
					172.50-173.50	697526	2.19	96.9	0.007
181.66-221.59	Hole reentered and deepened to 221.59 m. Same quartz crystal tuff unit. No significant mineralization.				173.50-174.50	697527	2.36	14.2	0.005

PC 17

Page 1

CARDERO RESOURCE CORP		DRILL LOG			Hole No: 06PC-17		East: 660270E (NAD 27)		
1901-1177 W. Hastings St., Vancouver, B.C.		**Picale Property**			Elevation: 539 m		North: 6301475N		
PROJECT: Baja IOCG - Picale					DIP: 90 AZ:		Depth: 265.12 m		
LOCATION: Baja California, Mexico		Diamond (NQ)	Date: July, 2006		Page 1 of 1		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 19.0	Lapilli tuff.								
94.0 - 198.5	Grey, fine-grained, feldspar-crystal tuff. Faintly laminated (bedding). **189.4-190.3:** volcaniclastic interbed with biotite-rich matrix.				197.00-198.00	837528	8.54	43.8	<0.005
					198.00-199.00	837529	11.00	165.5	<0.005
198.5 - 201.9	Fine- to coarse-grained volcaniclastic.	Fine-grained secondary biotite. **201.5-201.9:** actinolite-chl.			199.00-200.00	837531	10.10	189.5	<0.005
					200.00-201.35	837532	10.85	250	<0.005
					201.35-201.90	837533	12.00	678	0.012
201.9 - 209.4	Manto Horizon. **201.9-204.7:** Semimassive to massive mag with act-serp-qtz-sex-cal gangue. 3% to 5% py. Minor cpy (<1.0%). **204.7-205.1:** Green fine-grained unit (dyke?). Finely disseminated py-mag. Mag veinlets. **205.1-206.75:** Semimassive mag with pale grey qtz-act-tour-serp +/- ep gangue. <0.5% cpy. ~7% pyrite. Local massive coarsely cryst py assoc with late-stage qtz. 206.1-206.3: Late-stage drusy qtz zone with py-ep-mag-cal-cpy. **206.75-207.0:** Similar to 204.7-205.1. **207.0-208.4:** Massive-semimassive mag with qtz-act-serp gangue. 4% to +8% py. Minor cpy. **208.4-209.4:** Semimassive mag (36 vol %). Light grey silic gangue with act-chl-serp. Local vuggy qtz.				201.90-202.50	837534	>50.00	256	0.010
					202.50-203.00	837535	46.20	1490	0.019
					203.00-203.50	837537	48.90	1895	0.042
					203.50-204.00	837538	>50.00	718	0.011
					204.00-204.50	837539	>50.00	297	0.006
					204.50-205.00	837540	37.20	1050	<0.005
					205.00-205.50	837541	42.70	838	0.011
					205.50-206.00	837542	47.60	2110	0.009
					206.00-206.50	837543	43.10	1755	0.009
					206.50-207.00	837544	34.60	1710	0.005
					207.00-207.50	837545	44.10	807	<0.005
					207.50-208.00	837546	>50.00	257	<0.005
					208.00-208.50	837547	>50.00	623	0.005
					208.50-209.00	837548	31.60	79.5	<0.005
					209.00-209.40	837549	36.70	183.3	<0.005
209.4 - 209.8	Green, fine-grained basal alteration unit with disseminated pyrite.	Pervasive Ab-Kspar alteration overprinting earlier biotite alteration.			209.40-210.00	837551	13.00	189	<0.005
209.8 - 215.49	Quartz-feldspar crystal tuff. Fine quartz eyes.				210.00-211.00	837552	5.03	104.5	<0.005
					211.00-212.00	837553	4.28	290	0.006
215.49-265.12	Hole reentered and deepened to 265.12 m. Same quartz crystal tuff unit. No significant mineralization.				212.00-213.00	837554	2.17	125.5	<0.005

PC-18

Page 1

CARDERO RESOURCE CORP

1901-1177 W. Hastings St., Vancouver, B.C.

PROJECT: Baja IOCG - Picale

LOCATION: Baja California, Mexico

DRILL LOG

Picale Property

Diamond (NQ) | Date: July 2006

Hole No.: 06PC-18 | East: 680279E (NAD 27)

Elevation 518 m | North: 3301278N

DIP: 90 AZ: | Depth: 148.44 m

Page 1 of 1 | Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 128.5	Fine-grained feldspar crystal tuffs.				72.29-73.69	637556	23.10	679	0.010
128.5 - 136.5	Volcaniclastics	Tremolite-biotite	Disseminated mag +/- py. Minor cpy.		128.36-129.86	637557	6.80	8	<0.005
					129.86-131.36	637558	6.50	14.0	<0.005
					131.36-132.89	637559	10.90	36.3	<0.005
					132.89-134.69	637560	12.40	143	<0.005
					134.69-136.47	637561	12.50	635	<0.005
136.5 - 144.6	Manto Horizon. **136.5-137.7:** Coarsely-crystalline act-mag-ab-py replacement zone. Minor cpy (<0.5% Cu) **137.7-144.3:** Strongly altered, fine grained volcaniclastic. Abundant trem-biotite. Dissem py-mag. Minor dissem cpy. **144.3-144.6:** Sheared chloritic footwall. Minor mag-sulphide.				136.47-138.03	637562	28.90	969	0.006
					138.03-140.00	637563	11.00	369	<0.005
					140.00-142.00	637564	6.96	216	<0.005
					142.00-144.00	637565	9.61	100.5	<0.005
144.6 - 148.44	Basal quartz-feldspar tuff unit. Local blue quartz eyes.				144.00-146.00	637566	7.66	1145	0.006
	End of Hole.

PC-19 Page 1

CARDERO RESOURCE CORP

1901-1177 W. Hastings St., Vancouver, B.C.

PROJECT: Baja OCG - Picale

LOCATION: Baja California, Mexico

DRILL LOG

Picale Property

Diamond (NQ) | Date: 10 July, 2008

Hole No.: 09PC-19 | East: 680272E (NAD 27)

Elevation 511 m | North 3301078N

DIP: 90 AZ: | Depth: 78.33 m

Page 1 of 1 | Logged by G. Felix

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 65.0	Fine-grained feldspar crystal tuff.	Variable secondary biotite.			58.00-59.00	837567	7.65	39.5	<0.005
					59.00-59.70	837568	10.25	77.5	<0.005
					59.70-60.25	837569	15.95	704	<0.005
					60.25-61.20	837571	9.75	775	0.007
					61.20-62.00	837572	6.01	3070	0.015
					62.00-63.10	837573	7.79	1140	0.007
					63.10-64.31	837574	10.20	250	<0.005
					64.31-65.20	837575	18.20	344	<0.005
65.0 - 65.9	Volcaniclastics	Strong actinolite alteration	Disseminated mag +/- py. Minor cpy.		65.20-65.70	837577	10.25	55.5	<0.005
					65.70-66.00	837578	49.60	2740	0.013
65.9 - 66.8	Manto Horizon. Semimassive magnetite with actinolite, py, cpy (0.5% Cu).	Actinolite.	Magnetite-pyrite-chalcopyrite.		66.00-66.45	837579	>50.00	2420	0.020
					66.45-66.90	837580	46.00	2800	0.023
66.8 - 76.29	Altered volcaniclastics	Biotite-sericite	Local disseminated py-cpy		66.90-68.00	837581	10.20	93.0	<0.005
					68.00-69.00	837582	7.94	39.6	<0.005
					69.00-71.00	837583	9.51	311	<0.005
					72.24-73.46	837584	10.95	48.3	<0.005
					74.00-75.26	837585	10.05	57.9	<0.005
76.29 - 78.33	Basal quartz feldspar crystal tuff unit. Local blue quartz eyes.								
					77.0-78.00	837586	1.83	5.4	<0.005
78.33	End of Hole.

PC-20 Page 1

CARDERO RESOURCE CORP	**DRILL LOG**	Hole No.: 09PC-20	East: 680284E (NAD 27)
1901-1177 W. Hastings St., Vancouver, B.C.	**Picale Property**	Elevation 505 m	North: 3300889N
PROJECT: Baja OCG - Picale		DIP: 90 AZ:	Depth: 63.19 m
LOCATION: Baja California, Mexico	Diamond (NQ) Date: to	Page 1 of 1	Logged by: G. Felix

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 42.6	Fine-grained feldspar crystal tuff.	Variable secondary biotite.							
42.6 - 44.0	Volcaniclastics	Strong actinolite-tremolite alteration	Mag-pyrite veinlets. 43.4 massive magnetite	42.6- Brecciated.	38.00-39.00	637587	11.25	70.8	<0.005
					39.00-41.50	637588	11.70	55.2	<0.005
					41.50-42.00	637589	20.20	142.5	<0.005
					42.00-42.50	637591	21.30	300.0	0.002
					42.50-43.00	637592	>60.00	92.5	0.003
					43.00-43.50	637593	>60.00	95.0	<0.005
					43.50-44.00	637594	21.10	874.0	<0.005
44.0-50.8	Interbedded volcaniclastics-tuff.	Biotite.			44.00-45.00	637596	10.50	160.0	<0.005
					45.00-46.00	637597	7.92	2.6	<0.005
					49.00-50.00	637598	4.09	13.9	<0.005
					50.00-50.75	637599	7.33	857.0	0.005
50.8 - 51.6	Manto. Actinolite-magnetite.	Actinolite.	40%-60% magnetite. Minor py-cpy.		50.75-51.80	637600	40.20	7.8	<0.005
51.6 - 63.18	Basal quartz-feldspar crystal tuff unit. Local blue quartz eyes.		Minor py-cpy		51.80-52.00	637601	4.66	5.4	<0.005
					52.00-53.00	637602	7.05	893.0	0.007
					53.00-54.00	637603	10.30	966.0	0.003
					55.00-56.00	637604	8.89	52.5	<0.005
	End of Hole

PC-21 Page 1

CARDERO RESOURCE CORP 1501-1177 W. Hastings St., Vancouver, B.C.	**DRILL LOG** **Picale Property**	Hole No: 06PC-21 Elevation 514 m	East: 680286E (NAD 27) North: 3300825N
PROJECT: Baja OCG - Picale		DIP: 70 AZ: 180	Depth: 60.05 m
LOCATION: Baja California, Mexico	Diamond (NQ) / Date: July 2006	Page 1 of 1	Logged by: G. Belik

DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 60.05	Basal quartz feldspar crystal tuff unit. Local blue quartz eyes.	Biotite +/- sericite, tremolite. Later-stage albite alt halos adjacent to fractures.	Local disseminated pyrite.		25.04-27.76	637605	13.40	96.3	0.006
					27.76-29.57	637606	6.90	93.5	<0.005
					40.00-41.00	637607	2.70	108	<0.005
					41.00-42.00	637608	3.80	29.4	<0.005
					42.00-43.00	637609	2.61	13.9	<0.005
60.05	End of Hole								
	Note: Hole collared below main marble horizon.

PC-22

Page 1

CARDERO RESOURCE CORP		**DRILL LOG**				Hole No.: 06PC-22		East: 675664E (NAD 27)	
1901-1177 W. Hastings St., Vancouver, B.C.		**Picale Property**				Elevation 532 m		North: 3300578N	
PROJECT: Baja OCG - Picale						DIP: 70 AZ: 170		Depth: 111.86 m	
LOCATION: Baja California, Mexico		Diamond (NQ)		Date: July 2006		Page 1 of 1		Logged by: G. Belik	
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Py (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 111.86	Feldspar and quartz-feldspar crystal tuffs with volcaniclastic interbeds. **29.5-36.5:** Dark, coarse-grained volcaniclastic.	Biotite. **29.5-36.5:** Strongly sheared, biotitic matrix.	**29.5-36.5:** Disseminated pyrite. Minor magnetite.						
111.86	End of Hole

PC-23

Page 1

CARDERO RESOURCE CORP		**DRILL LOG**			Hole No.: 06PC-23		East: 390478E (NAD 27)		
1901-1177 W. Hastings St., Vancouver, B.C.		**Picale Property**			Elevation 518 m		North: 3301680N		
PROJECT: Baja IOCG - Picale					DIP: 90 Az:		Depth: 258.47m		
LOCATION: Baja California Mexico		Diamond (NQ)	Date: July 2006		Page 1 of 2		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 206.35	Grey, fine-grained feldspar crystal tuff / lapilli tuff.	Pervasive, weak to moderate biotite alteration.	Local disseminated magnetite. Minor pyrite.		128.43-129.35	837610	7.95	1.3	<0.005
					139.14-140.30	837611	10.05	277	0.001
					140.30-141.89	837612	14.00	179	<0.005
					204.10-205.20	837613	6.09	10.9	<0.005
					205.20-206.30	837614	7.21	613	0.014
206.35-215.91	Manto: Semi-massive to massive magnetite with actinolite gangue.	Actinolite.	Pyrite, minor cpy.		206.30-207.49	837615	>50.00	123	0.006
					207.49-208.68	837616	>50.00	65	0.001
					208.68-209.87	837617	>50.00	67	0.023
					209.87-211.00	837618	>50.00	28	0.006
					211.00-212.24	837619	>50.00	44	0.005
					212.24-213.62	837620	29.70	20.2	<0.005
					213.62-214.76	837621	>50.00	89	<0.005
					214.76-215.91	837622	>50.00	143	<0.005
215.91-243.00	Basal quartz-feldspar crystal tuff unit	Scapolite, albite, Kspar associated with veins and fractures.	Footwall Stockwork Zone: **215.91-225.00:** Scapolite-albite-Kspar-py-cpy veins and fractures. Py-cpy in veins/fractures and as disseminations adjacent to veins & fractures. **225.00-229.85:** Similar veining-alteration with less sulphide (minor cpy). **229.85-230.9:** High-angle vein-breccia with scapolite-mag-albite-py-cpy(abundant) +/- Kspar. Acicular magnetite pseudomorphing tourmaline(?). **230.9-243.0:** Tension veinlets with scapolite-ab-mag-py-cpy. Altered crystal tuff host unit with fine-grained secondary bi-Kspar. Disseminated mag-cpy-py.	Veins generally high angle to core axis (steeply dipping).	215.91-217.41	837623	8.08	366	0.001
					217.42-218.72	837625	3.03	4490	0.047
					218.72-219.72	837626	2.11	3270	0.038
					219.72-220.72	837627	2.03	1210	0.016
					220.72-221.72	837628	1.67	695	0.014
					221.72-222.72	837629	1.89	537	0.011
					222.72-224.00	837631	1.98	1120	0.019
					224.00-225.30	837632	1.69	108	0.003
					225.30-226.57	837633	2.10	724	0.008
					226.57-227.57	837634	3.06	146	0.013
					227.57-228.64	837635	2.82	177	0.003
					228.64-229.85	837636	3.94	2620	0.022
					229.85-230.90	837637	22.20	64700	0.514
					230.90-232.27	837638	0.98	8460	0.026
					232.27-233.64	837639	7.21	6210	0.067
					233.64-235.00	837640	0.40	10000	0.204
					235.00-236.38	837641	6.04	6470	0.030
					236.38-237.52	837642	4.36	3120	0.006
					237.52-238.66	837643	4.36	1570	0.004
					238.66-239.80	837644	3.66	1680	0.007
					239.80-240.98	837645	3.70	1000	0.004
					240.98-241.88	837646	6.63	6410	0.096
					241.88-242.79	837647	6.87	23700	0.422
					242.79-243.70	837649	2.40	397	0.010

PC-23

Page 2

243.00-268.47	Same quartz-feldspar crystal tuff unit.	Fracture-controlled Ab-Kspar alteration diminishing in intensity down hole.	Minor pyrite. Traces cpy		243.70-245.10	837651	2.61	39.8	0.006
					245.10-246.60	837652	6.13	64.5	<0.005
					246.50-248.00	837653	5.44	33	<0.005
					248.00-249.60	837654	5.04	27.2	<0.005
268.47	End of Hole

PC-24

Page 1

CARDERO RESOURCE CORP 1901-1177 W. Hastings St., Vancouver, B.C.	DRILL LOG Picale Property				Hole No.: 09PC-24 Elevation 514 m		East: 880278E (NAD 27) North: 3301704N		
PROJECT: Baja IOCG - Picale					DIP: 90 AZ:		Depth: 294.74 m		
LOCATION: Baja California, Mexico	Diamond (NQ)		Date: August, 2009		Page 1 of 1		Logged by: G. Balik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 240.62	Light grey feldspar-crystal and lapilli tuffs. Local welded texture.	Local fine secondary biotite.	Minor pyrite.		165.48-166.63	837661	8.82	16.7	<0.005
					166.33-167.06	837662	0.67	280.0	0.001
					232.70-234.66	837663	5.72	4.3	<0.005
					232.78-235.86	837664	5.36	6.3	0.003
					232.78-237.11	837665	5.42	14.0	0.001
					232.78-238.86	837666	6.43	6.6	0.001
					232.78-240.62	837667	5.86	78.8	<0.005
240.62-242.49	Coarse volcaniclastics.	Strong biotite alteration.	Disseminated pyrite.		240.62-241.66	837668	7.77	784.0	0.006
					241.55-242.49	837669	9.09	421.0	<0.005
242.49-248.15	Manto: Semi massive magnetite-pyrite.	Tremolite-actinolite gangue. Minor biotite.	10% to 20% pyrite. Variable cpy content (av 0.9% Cu)		242.49-243.20	837671	27.70	16000.0	0.005
					243.20-243.91	837672	40.60	11900.0	0.036
					243.91-245.21	837673	24.70	5790.0	0.011
					245.21-245.91	837674	39.60	2860.0	0.013
					245.91-247.20	837675	21.00	2270.0	0.002
					247.20-248.15	837676	33.10	6490.0	0.034
248.15-249.7	Altered footwall.	Strong biotite alteration.	Finely disseminated magnetite-py.		248.15-249.34	837678	9.39	1730.0	0.011
249.7-294.74	Basal quartz-feldspar crystal tuff unit. Local blue quartz eyes.	Local fine secondary biotite.	Minor pyrite-cpy.		249.34-250.63	837679	4.48	3010.0	0.023
					250.53-252.00	837680	2.36	26.2	<0.005
					273.50-274.67	837681	1.76	18.4	<0.005
					274.87-275.84	837682	2.21	8.0	<0.005
294.74	End of Hole

PC-25

Page 1

CARDERO RESOURCE CORP 1501-1177 W. Hastings St., Vancouver, B.C.		DRILL LOG Picale Property			Hole No.: 06PC-26 Elevation 543 m		East: 620376E (NAD 27) North: 3301839N		
PROJECT: Baja IOCG - Picale					DIP: 90 AZ:		Depth: 297.79 m		
LOCATION: Baja California, Mexico		Diamond (NQ)	Date: August, 2008		Page 1 of 1		Logged by: G. Belik		
DEPTH (m)	LITHOLOGY	ALTERATION	MINERALIZATION	STRUCTURES	Interval	Sample	Fe (%)	Cu (ppm)	Au (ppm)
0 - 3.05	Reamed, no core recovery.								
3.05 - 251.76	Felsic fine-grained tuffs. Lesser lapilli tuff. Local welded textures.	Local fine-grained secondary biotite.	Local disseminated pyrite.		55.83-57.00	837683	8.40	367.0	<0.005
					57.00-58.32	837684	8.05	599.0	0.002
					58.32-59.55	837685	7.87	602.0	<0.005
					59.85-61.02	837686	9.06	663.0	0.001
251.76-262.13	Marte Horizon. **251.76-253.30:** Strong, texture-destructive alteration (trem-act-bi-phlogopite?). 5%-10% py, dissem magnetite. Minor cpy. **253.30-259.1:** Trem-act-ab-mag replacement zone. 20 to 25 vol % mag. Generally <2% py, minor cpy. Section of massive-semimassive py at base with interstitial mag-act-cpy. **259.1-262.13:** Weak replacement zone. Secondary trem-act-phlogopite(?). 15% to 20% disseminated py. Local cpy. Dissem mag.				251.76-253.25	837687	17.80	770.0	0.001
					253.25-253.75	837688	27.30	9700.0	0.063
					253.75-254.66	837690	37.50	1310.0	0.002
					254.38-255.36	837691	10.60	979.0	0.001
					255.36-256.23	837692	24.70	6800.0	0.008
					256.23-257.20	837693	25.60	6160.0	0.016
					257.20-258.12	837694	30.00	9640.0	0.018
					258.12-259.19	837695	14.05	3130.0	0.002
					259.19-260.25	837696	18.85	2120.0	0.001
					260.25-261.31	837697	20.60	3300.0	0.003
					261.31-262.13	837698	27.80	8660.0	0.016
262.13-297.79	Basal quartz-feldspar crystal tuff unit. Local blue quartz eyes.		Local dissem py, cpy.		262.13-262.94	837699	0.63	1910.0	0.006
297.79	End of Hole.